Exhibit 99.1
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018
News Release

FOR IMMEDIATE RELEASE	January 19, 2022
FOR MORE INFORMATION CONTACT:
Edward J. Wehmer, Founder & Chief Executive Officer
David A. Dykstra, Vice Chairman & Chief Operating Officer
(847) 939-9000
Web site address: www.wintrust.com

Wintrust Financial Corporation Reports Fourth Quarter 2021 Net Income of $98.8 million and Record Full Year Net Income of $466.2 million

ROSEMONT, ILLINOIS – Wintrust Financial Corporation (“Wintrust”, “the Company”, “we” or “our”) (Nasdaq: WTFC) announced net income of $98.8 million or $1.58 per diluted common share for the fourth quarter of 2021, a decrease in diluted earnings per common share of 11% compared to the third quarter of 2021. The Company recorded record annual net income of $466.2 million or $7.58 per diluted common share for the year ended December 31, 2021 compared to net income of $293.0 million or $4.68 per diluted common share for the same period of 2020.

Highlights of the Fourth Quarter of 2021:
Comparative information to the third quarter of 2021
•Total assets increased by $2.3 billion totaling $50.1 billion as of December 31, 2021.
•Total loans, excluding Paycheck Protection Program (“PPP”) loans, increased by $2.0 billion, or 25% on an annualized basis.
◦Core loans increased by $908 million and Niche loans increased by $1.1 billion. Niche loans included $578 million of growth related to loans acquired in a business combination completed in the fourth quarter of 2021.
◦PPP loans declined by $524 million in the fourth quarter of 2021 primarily as a result of processing forgiveness payments.
•Total deposits increased by $2.1 billion, including a $925 million increase in non-interest bearing deposits.
•Net interest income increased by $8.5 million as compared to the third quarter of 2021 as follows:
◦Increased $15.5 million primarily due to earning asset growth and a five basis point decline in deposit costs.
◦Decreased by $7.0 million due to $1.7 million less PPP interest income and $5.3 million less PPP fee income.
•Net interest margin decreased by four basis points primarily due to increased liquidity which had approximately a six basis point unfavorable impact.
◦However, the rate on interest bearing deposits declined by five basis points which more than offset a three basis point decline in loan yields.
•Recorded $6.2 million of net charge-offs or seven basis points on an annualized basis in the fourth quarter of 2021 as compared to no material net charge-offs in the third quarter of 2021.
•Recorded a provision for credit losses of $9.3 million in the fourth quarter of 2021 as compared to a negative provision for credit losses of $7.9 million in the third quarter of 2021. The provision for credit losses in the fourth quarter of 2021 was primarily due to strong loan growth with approximately $782,000 of provision for credit losses related to acquired loans.
•The allowance for credit losses on our core loan portfolio is approximately 1.33% of the outstanding balance as of December 31, 2021, down from 1.38% as of September 30, 2021. See Table 12 for more information.
•Non-performing loans decreased to 0.21% of total loans, as of December 31, 2021, down from 0.27% as of September 30, 2021.
•Mortgage banking revenue decreased to $53.1 million for the fourth quarter of 2021 as compared to $55.8 million in the third quarter of 2021.
•Tangible book value per common share (non-GAAP) increased to $59.64 as compared to $58.32 as of September 30, 2021. See Table 18 for reconciliation of non-GAAP measures.

Edward J. Wehmer, Founder and Chief Executive Officer, commented, "I am extremely proud of the Company’s performance in 2021 as we celebrated Wintrust’s 30th anniversary by reporting record annual net income and eclipsing $50 billion in total assets. The fourth quarter of 2021 was characterized by significant loan and deposit growth, increased net interest income, seasonally strong mortgage banking revenue, tangible book value growth and impressive credit quality metrics. Wintrust reported net income of $98.8 million for the fourth quarter of 2021, down from $109.1 million in the third quarter of 2021. On an annual basis, the Company had record net income totaling $466.2 million in 2021, up from $293.0 million in 2020. Total assets of $50.1 billion as of December 31, 2021 increased by $2.3 billion as compared to September 30, 2021 and increased by $5.1 billion as compared to December 31, 2020."

Mr. Wehmer continued, "The Company experienced significant loan growth as loans, excluding PPP loans, increased by $2.0 billion or 25%, on an annualized basis in the fourth quarter of 2021. We continue to pick up new market share and grow organically as all of our material loan portfolios exhibited strong growth in the fourth quarter of 2021 including our commercial, commercial real estate, residential real estate loans for investment, commercial insurance premium finance receivable and life insurance premium receivable portfolios. In addition, we completed an acquisition which contributed approximately $578 million of loan growth to the balance sheet. We believe this portfolio fits well with our existing insurance lending businesses. We are still experiencing historically low commercial line of credit utilization and feel confident that we can continue to grow loans given our robust loan pipelines and diversified loan portfolio. Further, our loan growth was predominantly in the second half of the fourth quarter of 2021 as loans as of December 31, 2021 were $1.1 billion higher than average total loans in the fourth quarter of 2021. Total deposits increased by $2.1 billion as compared to the third quarter of 2021 primarily in products with zero or near zero interest rates contributing to a decrease in our cost of funds. We continue to emphasize growing our franchise, including gathering low cost deposits, which we believe will drive value in the long term. Our loans to deposits ratio ended the quarter at 82.6% and we believe that we have sufficient liquidity to meet customer loan demand."

Mr. Wehmer commented, "Net interest income increased by $8.5 million in the fourth quarter of 2021 primarily due to earning asset growth and a decline in deposit costs. We believe that we have managed to optimize our cost of funds and successfully grown through this challenging interest rate cycle. Additionally, we have been prudent and measured in our approach to deploying liquidity into investment securities and we expect to expand our securities portfolio in 2022 to further enhance net interest income as available market returns improve. Net interest margin decreased by four basis points in the fourth quarter of 2021 as compared to the third quarter of 2021 primarily due to increased liquidity which had approximately a six basis point unfavorable impact. Excluding the unfavorable net interest margin impact from increased liquidity, the margin exhibited improvement as the rate on deposits declined five basis points as compared to a three basis point decline in loan yields."

Mr. Wehmer stated, “We have maintained our asset sensitive interest rate position which we expect to benefit us as short term interest rates rise. Based on modeled contractual cash flows, including prepayment assumptions, approximately 80% of our current loan balances are projected to reprice or mature in 2022. We project that, assuming an immediate and parallel 25 basis point rate hike, the cumulative increase to net interest income in the subsequent 12 months is approximately $40-$50 million. Such projections incorporate a number of assumptions and could differ materially depending on various factors including competition and the macroeconomic environment.”

Mr. Wehmer noted, “We recorded mortgage banking revenue of $53.1 million in the fourth quarter of 2021 as compared to $55.8 million in the third quarter of 2021. Loan volumes originated for sale in the fourth quarter of 2021 were $1.3 billion, down from $1.6 billion in the third quarter of 2021. Additionally, the Company recorded a $6.7 million increase in the value of mortgage servicing rights related to changes in fair value model assumptions as compared to an $888,000 decrease recognized in the third quarter of 2021. We are focused on expanding our market share of purchase originations understanding that refinance volumes may be pressured in a rising rate environment. Based on current market conditions, and excluding the impact of MSR valuation adjustments, we expect that mortgage banking revenue in the first quarter of 2022 will remain relatively similar to the level recorded in the fourth quarter of 2021.”

Commenting on credit quality, Mr. Wehmer stated, "The Company has reached a record low level of non-performing loans of 0.21% of total loans, as of December 31, 2021. During the fourth quarter of 2021, we continued our practice of pursuing the resolution of non-performing credits and executed a loan sale that reduced non-performing loans by approximately $10 million resulting in $1.8 million of net charge-offs. The fourth quarter of 2021 demonstrated another benign quarter of net charge-offs at $6.2 million following the third quarter of 2021 which had no material net charge-offs. The Company recorded a provision for credit losses of $9.3 million in the fourth quarter of 2021 primarily due to significant loan growth. The allowance for credit losses on our core loan portfolio as of December 31, 2021 is approximately 1.33% of the outstanding balance. We believe that the Company’s reserves remain appropriate and we remain diligent in our review of credit."

Mr. Wehmer concluded, “Our fourth quarter of 2021 results continued to demonstrate the multi-faceted nature of our business model which we believe uniquely positions us to be successful. We expect to leverage our differentiated, diversified loan portfolio to outperform peers with respect to loan growth which should allow us to continue to expand net interest income. We are focused on taking advantage of market opportunities to prudently deploy excess liquidity into earning assets including core and niche loans and investment securities while maintaining an interest rate sensitive asset portfolio. We are opportunistically evaluating the acquisition market which has been active for both banks and business lines of various sizes. Of course, we remain diligent in our consideration of acquisition targets and intend to be prudent in our decision-making, always seeking to minimize dilution.”

The graphs below illustrate certain financial highlights of the fourth quarter of 2021 as well as historical financial performance. See “Supplemental Non-GAAP Financial Measures/Ratios” at Table 18 for additional information with respect to non-GAAP financial measures/ratios, including the reconciliations to the corresponding GAAP financial measures/ratios.

Pre-tax income, excluding provision for credit losses (non-GAAP) - Q4 2021 compared to Q3 2021
$ in Millions
$190
$180
$170
$160
$150
$140
$130
$120
$110
$100
$90
$141.8
$15.5
$(7.0)
$(2.7)
$3.8
$(3.7)
$(1.4)
$146.3
Q3 2021
Net Interest Income (excl. PPP Int. Inc.)
PPP Interest Income
Mortgage Banking Revenue
Salaries and Employee Benefits
Income from Partnership Investments
Other
Q4 2021

Net Income
10 Year CAGR of 20%
$ in Millions
$500.0
$400.0
$300.0
$200.0
$100.0
$0.0
$77.6
$111.2
$137.2
$151.4
$156.7
$206.9
$257.7
$343.2
$355.7
$293.0
$466.2
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021

Tangible Book Value per Common Share (non-GAAP) -
10 Year CAGR of 8%
$60.00
$56.00
$52.00
$48.00
$44.00
$40.00
$36.00
$32.00
$28.00
$24.00
$20.00
$26.72
$29.28
$29.93
$32.45
$33.17
$37.08
$41.68
$44.67
$49.70
$53.23
$59.64
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021

Stock Price - 10 Year CAGR of 12.5%
Common Stock Dividends Paid - 10 Year CAGR 21.3%
$100.00
$75.00
$50.00
$25.00
$0.00
$2.40
$1.80
$1.20
$0.60
$—
$28.05
$36.70
$46.12
$46.76
$48.52
$72.57
$82.37
$66.49
$70.90
$61.09
$90.82
$0.18
$0.18
$0.18
$0.40
$0.44
$0.48
$0.56
$0.76
$1.00
$1.12
$1.24
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
Market price per common share
Cash dividends declared per common share

Total Assets
10 Year CAGR of 12%
$ in Billions
$55.0
$50.0
$45.0
$40.0
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$15.9
$17.5
$18.1
$20.0
$22.9
$25.7
$27.9
$31.2
$36.6
$45.1
$50.1
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021

Total Loans - 10 Year CAGR of 12%
$ in Billions
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$11.2
$12.4
$13.2
$14.6
$17.3
$19.8
$21.6
$23.8
$26.8
$32.1
$2.7
$29.4
$34.8
$0.6
$34.2
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
Total Loans, excluding PPP loans
PPP Loans

Total Deposits
10 Year CAGR of 13%
$ in Billions
$45.0
$40.0
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$12.3
$14.4
$14.7
$16.3
$18.6
$21.7
$23.2
$26.1
$30.1
$37.1
$42.1
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021

Non-Performing Assets as a percentage of Total Assets
1.60%
1.40%
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
1.30%
1.03%
0.85%
0.62%
0.56%
0.50%
0.47%
0.44%
0.36%
0.32%
0.16%
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021

Annualized Net Charge-Offs as a percentage of Average Total Loans
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
1.02%
0.65%
0.44%
0.20%
0.12%
0.09%
0.07%
0.09%
0.20%
0.13%
0.07%
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021

Allowance for Credit Losses (excl. covered loan allowance) as a percentage of Non-Accrual Loans
500.00%
450.00%
400.00%
350.00%
300.00%
250.00%
200.00%
150.00%
100.00%
50.00%
107.97%
113.22%
103.70%
131.33%
145.54%
164.28%
179.34%
146.37%
149.62%
332.82%
446.78%
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021

SUMMARY OF RESULTS:

BALANCE SHEET

Total asset growth of $2.3 billion in the fourth quarter of 2021 was primarily comprised of a $1.5 billion increase in total loans and a $1.0 billion increase in liquidity management assets partially offset by a $107 million decline in mortgage loans held-for-sale. Total loans, excluding PPP loans, increased by $2.0 billion as core loans increased by $908 million and niche loans increased by $1.1 billion, partially offset by a $524 million decline in PPP loans. See Table 1 for more information. Niche loans included $578 million of growth related to loans acquired in a business combination completed in the fourth quarter of 2021. As of December 31, 2021, virtually all of PPP loan balances originated in 2020 were forgiven with only $74 million remaining on balance sheet of which nearly all are in the forgiveness process. Whereas, as of December 31, 2021, approximately 64% of PPP loan balances originated in 2021 were forgiven, 14% are in the forgiveness review or submission process and 22% have yet to apply for forgiveness.

Total liabilities increased $2.2 billion in the fourth quarter of 2021 resulting primarily from a $2.1 billion increase in total deposits. The increase in deposits was primarily due to a $925 million increase in non-interest bearing deposits and a $692 million increase in money market deposits. The Company's loans to deposits ratio ended the quarter at 82.6%. Management believes in substantially funding the Company's balance sheet with core deposits and utilizes brokered or wholesale funding sources on a limited basis to manage its liquidity position as well as for interest rate risk management purposes.

For more information regarding changes in the Company’s balance sheet, see Consolidated Statements of Condition and Tables 1 through 3 in this report.

NET INTEREST INCOME

For the fourth quarter of 2021, net interest income totaled $296.0 million, an increase of $8.5 million as compared to the third quarter of 2021. The $8.5 million increase in net interest income in the fourth quarter of 2021 compared to the third quarter of 2021 was primarily due to earning asset growth and a decline in deposit costs. Additionally, the net interest income growth occurred despite a decline of $7.0 million due to $1.7 million less PPP interest income and $5.3 million less PPP fee income. As of December 31, 2021, the Company had approximately $12.7 million of net PPP loan fees that have yet to be recognized in income.

Net interest margin was 2.54% (2.55% on a fully taxable-equivalent basis, non-GAAP) during the fourth quarter of 2021 compared to 2.58% (2.59% on a fully taxable-equivalent basis, non-GAAP) during the third quarter of 2021. The net interest margin decrease as compared to the prior quarter was primarily due to the seven basis point decrease in yield on earning assets and three basis point decrease in the net free funds contribution partially offset by a six basis point decrease in the rate paid on interest-bearing liabilities. The decrease in the rate paid on interest-bearing liabilities in the fourth quarter of 2021 as compared to the third quarter of 2021 is primarily due to a five basis point decrease in the rate paid on interest-bearing deposits primarily due to lower repricing of time deposits. The seven basis point decrease in the yield on earning assets in the fourth quarter of 2021 as compared to the third quarter of 2021 was primarily due to a shift in earning asset mix with increasing levels of lower yielding liquidity management assets.

For more information regarding net interest income, see Tables 4 through 8 in this report.

ASSET QUALITY

The allowance for credit losses totaled $299.7 million as of December 31, 2021, an increase of $3.6 million as compared to $296.1 million as of September 30, 2021. The allowance for credit losses increased primarily due to growth in the loan portfolio and was partially offset by improvement in macroeconomic factors. A provision for credit losses totaling $9.3 million was recorded for the fourth quarter of 2021 as compared to a negative provision of $7.9 million for the third quarter of 2021. For more information regarding the provision for credit losses, see Table 11 in this report.

Management believes the allowance for credit losses is appropriate to account for expected credit losses. The Current Expected Credit Losses (“CECL”) accounting standard requires the Company to estimate expected credit losses over the life of the Company’s financial assets as of the reporting date. There can be no assurances, however, that future losses will not significantly exceed the amounts provided for, thereby affecting future results of operations. A summary of the allowance for credit losses calculated for the loan components in each portfolio as of December 31, 2021, September 30, 2021, and June 30, 2021 is shown on Table 12 of this report.

Net charge-offs totaled $6.2 million in the fourth quarter of 2021, as compared to no material net charge-offs in the third quarter of 2021. Net charge-offs as a percentage of average total loans were reported as seven basis points in the fourth quarter of 2021 on an annualized basis compared to zero basis points on an annualized basis in the third quarter of 2021. For more information regarding net charge-offs, see Table 10 in this report.

As of December 31, 2021, $53.7 million of all loans, or 0.2%, were 60 to 89 days past due and $187.4 million, or 0.5%, were 30 to 59 days (or one payment) past due. As of September 30, 2021, $32.9 million of all loans, or 0.1%, were 60 to 89 days past due and $128.8 million, or 0.4%, were 30 to 59 days (or one payment) past due. Many of the commercial and commercial real-estate loans shown as 60 to 89 days and 30 to 59 days past due are included on the Company’s internal problem loan reporting system. Loans on this system are closely monitored by management on a monthly basis.

The Company’s home equity and residential real estate loan portfolios continue to exhibit low delinquency rates as of December 31, 2021. Home equity loans at December 31, 2021 that are current with regard to the contractual terms of the loan agreement represent 98.9% of the total home equity portfolio. Residential real estate loans at December 31, 2021 that are current with regards to the contractual terms of the loan agreements comprised 98.2% of total residential real estate loans outstanding. For more information regarding past due loans, see Table 13 in this report.

The ratio of non-performing assets to total assets was 0.16% as of December 31, 2021, compared to 0.22% at September 30, 2021. Non-performing assets totaled $78.7 million at December 31, 2021, compared to $103.9 million at September 30, 2021. Non-performing loans totaled $74.4 million, or 0.21% of total loans, at December 31, 2021 compared to $90.0 million, or 0.27% of total loans, at September 30, 2021. Other real estate owned (“OREO”) totaled $4.3 million at December 31, 2021, a decrease of $9.6 million compared to $13.8 million at September 30, 2021. Management is pursuing the resolution of all non-performing assets. At this time, management believes OREO is appropriately valued at the lower of carrying value or fair value less estimated costs to sell. For more information regarding non-performing assets, see Table 14 in this report.

NON-INTEREST INCOME

Wealth management revenue increased by $1.0 million during the fourth quarter of 2021 as compared to the third quarter of 2021 primarily due to increased trust and asset management fees. Wealth management revenue is comprised of the trust and asset management revenue of The Chicago Trust Company and Great Lakes Advisors, the brokerage commissions, managed money fees and insurance product commissions at Wintrust Investments and fees from tax-deferred like-kind exchange services provided by the Chicago Deferred Exchange Company.

Mortgage banking revenue decreased by $2.7 million in the fourth quarter of 2021 as compared to the third quarter of 2021, primarily due to an $11.1 million decline in production revenue. This decrease was partially offset by a $6.7 million favorable mortgage servicing rights portfolio fair value adjustment as compared to an $888,000 decrease recognized in the prior quarter. Loans originated for sale were $1.3 billion in the fourth quarter of 2021, a decrease of $260 million as compared to the third quarter of 2021. The percentage of origination volume from refinancing activities was 48% in the fourth quarter of 2021 as compared to 44% in the third quarter of 2021. Mortgage banking revenue includes revenue from activities related to originating, selling and servicing residential real estate loans for the secondary market.

During the fourth quarter of 2021, the fair value of the mortgage servicing rights portfolio increased primarily due to the capitalization of $15.1 million of servicing rights and a fair value adjustment increase of $6.7 million. These increases were partially offset by a reduction in value of $7.5 million due to payoffs and paydowns of the existing portfolio.

The Company recognized net losses on investment securities of $1.1 million in the fourth quarter of 2021 as compared to net losses of $2.4 million recognized in the third quarter of 2021.

Net operating lease income totaled $14.2 million in the fourth quarter of 2021 as compared to $12.8 million in the prior quarter. The $1.4 million increase in the fourth quarter of 2021 is primarily attributable to increased gains on sale of lease assets as compared to the third quarter of 2021.

Other non-interest income decreased by $4.5 million in the fourth quarter of 2021 as compared to the third quarter of 2021 primarily due to a $3.7 million decrease in income on partnership investments.

For more information regarding non-interest income, see Tables 15 and 16 in this report.

NON-INTEREST EXPENSE

Salaries and employee benefits expense decreased by $3.8 million in the fourth quarter of 2021 as compared to the third quarter of 2021. The $3.8 million decline is primarily related to lower incentive compensation expense and lower commissions expense due to declining mortgage production, partially offset by increased staffing expense as the company grows.

Software and equipment expense totaled $23.7 million in the fourth quarter of 2021, an increase of $1.7 million as compared to the third quarter of 2021. The increase in the fourth quarter of 2021 is primarily due to accelerated depreciation related to the reduction in the useful life of a software asset that is planned to be replaced as we continue to make upgrades to our digital customer experience.

The Company recorded a net OREO gain of $641,000 in the fourth quarter of 2021 as compared to a net gain of $1.5 million in the third quarter of 2021. The net gains are primarily attributable to the sale of OREO properties during the third and fourth quarter of 2021.

Miscellaneous expense in the fourth quarter of 2021 increased by $864,000 as compared to the third quarter of 2021. Miscellaneous expense includes ATM expenses, correspondent bank charges, directors fees, telephone, travel and entertainment, corporate insurance, dues and subscriptions, problem loan expenses and lending origination costs that are not deferred.

For more information regarding non-interest expense, see Table 17 in this report.

INCOME TAXES

The Company recorded income tax expense of $38.3 million in the fourth quarter of 2021 compared to $40.6 million in the third quarter of 2021. The effective tax rates were 27.94% in the fourth quarter of 2021 compared to 27.12% in the third quarter of 2021.

BUSINESS UNIT SUMMARY

Community Banking

Through its community banking unit, the Company provides banking and financial services primarily to individuals, small to mid-sized businesses, local governmental units and institutional clients residing primarily in the local areas the Company services. In the fourth quarter of 2021, this unit expanded its loan portfolio and its deposit portfolio. The segment’s net interest income increased in the fourth quarter of 2021 as compared to the third quarter of 2021 primarily due to growth in earning assets despite a net interest margin decrease primarily due to increased liquidity.

Mortgage banking revenue was $53.1 million for the fourth quarter of 2021, a decrease of $2.7 million as compared to the third quarter of 2021. Service charges on deposit accounts totaled $14.7 million in the fourth quarter of 2021, an increase of $585,000 as compared to the third quarter of 2021 primarily due to higher fees associated with commercial account activity. The Company’s gross commercial and commercial real estate loan pipelines remained strong as of December 31, 2021. Before the impact of scheduled payments and prepayments, gross commercial and commercial real estate loan pipelines were estimated to be approximately $1.1 billion to $1.3 billion at December 31, 2021. When adjusted for the probability of closing, the pipelines were estimated to be approximately $700 million to $800 million at December 31, 2021.

Specialty Finance

Through its specialty finance unit, the Company offers financing of insurance premiums for businesses and individuals, equipment financing through structured loans and lease products to customers in a variety of industries, accounts receivable financing and value-added, out-sourced administrative services and other services. Originations within the insurance premium financing receivables portfolio were $3.6 billion during the fourth quarter of 2021 and average balances increased by $386.3 million as compared to the third quarter of 2021. The increase in average balances in the insurance premium finance receivables portfolios primarily generated a $2.1 million increase in interest income. The Company’s leasing portfolio increased in the fourth quarter of 2021, with its portfolio of assets, including capital leases, loans and equipment on operating leases, at $2.4 billion at the end of the fourth quarter of 2021 as compared to $2.3 billion at the end of third quarter of 2021. Revenues from the Company’s out-sourced administrative services business were $1.8 million in the fourth quarter of 2021, up $487,000 from the third quarter of 2021.

Wealth Management

Through four separate subsidiaries within its wealth management unit, the Company offers a full range of wealth management services, including trust and investment services, tax-deferred like-kind exchange services, asset management, securities brokerage services and 401(k) and retirement plan services. Wealth management revenue totaled $32.5 million in the fourth quarter of 2021, an increase of $1.0 million compared to the third quarter of 2021. Increases in asset management fees were primarily due to favorable equity market performance during the fourth quarter of 2021. At December 31, 2021, the Company’s wealth management subsidiaries had approximately $35.5 billion of assets under administration, which included $5.3 billion of assets owned by the Company and its subsidiary banks, representing a $963.9 million increase from the $34.5 billion of assets under administration at September 30, 2021.

ITEMS IMPACTING COMPARATIVE FINANCIAL RESULTS

Acquisitions

On November 15, 2021, the Company completed its previously-announced purchase of loans with a fair value of approximately $582 million, net of allowance for credit losses measured on the acquisition date, from the Allstate Corporation. The loan portfolio was comprised of approximately 1,800 loans to Allstate agents nationally. In addition to acquiring the loans, the Company became the national preferred provider of loans to Allstate agents. In connection with the loan acquisition, a team of Allstate agency lending specialists joined the Company, to augment and expand Wintrust’s existing insurance agency finance business. As the transaction was determined to be a business combination, the Company recorded goodwill of approximately $9.3 million on the purchase.

WINTRUST FINANCIAL CORPORATION
Key Operating Measures

Wintrust’s key operating measures and growth rates for the fourth quarter of 2021, as compared to the third quarter of 2021 (sequential quarter) and fourth quarter of 2020 (linked quarter), are shown in the table below:

				% or(1) basis point (bp) change from 3rd Quarter 2021	% or basis point (bp) change from 4th Quarter 2020
	Three Months Ended
(Dollars in thousands, except per share data)	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020
Net income	$98,757	$109,137	$101,204	(10)%	(2)%
Pre-tax income, excluding provision for credit losses (non-GAAP) (2)	146,344	141,826	135,891	3	8
Net income per common share – diluted	1.58	1.77	1.63	(11)	(3)
Cash dividends declared per common share	0.31	0.31	0.28	—	11
Net revenue (3)	429,743	423,970	417,758	1	3
Net interest income	295,976	287,496	259,397	3	14
Net interest margin	2.54%	2.58%	2.53%	(4) bps	1	bps
Net interest margin – fully taxable-equivalent (non-GAAP) (2)	2.55	2.59	2.54	(4)	1
Net overhead ratio (4)	1.21	1.22	1.12	(1)	9
Return on average assets	0.80	0.92	0.92	(12)	(12)
Return on average common equity	9.05	10.31	10.30	(126)	(125)
Return on average tangible common equity (non-GAAP) (2)	11.04	12.62	12.95	(158)	(191)
At end of period
Total assets	$50,142,143	$47,832,271	$45,080,768	19%	11%
Total loans (5)	34,789,104	33,264,043	32,079,073	18	8
Total deposits	42,095,585	39,952,558	37,092,651	21	13
Total shareholders’ equity	4,498,688	4,410,317	4,115,995	8	9
(1)Period-end balance sheet percentage changes are annualized.
(2)See “Supplemental Non-GAAP Financial Measures/Ratios” at Table 18 for additional information on this performance measure/ratio.
(3)Net revenue is net interest income plus non-interest income.
(4)The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s average total assets. A lower ratio indicates a higher degree of efficiency.
(5)Excludes mortgage loans held-for-sale.
Certain returns, yields, performance ratios, or quarterly growth rates are “annualized” in this presentation to represent an annual time period. This is done for analytical purposes to better discern, for decision-making purposes, underlying performance trends when compared to full-year or year-over-year amounts. For example, a 5% growth rate for a quarter would represent an annualized 20% growth rate. Additional supplemental financial information showing quarterly trends can be found on the Company’s website at www.wintrust.com by choosing “Financial Reports” under the “Investor Relations” heading, and then choosing “Financial Highlights.”

WINTRUST FINANCIAL CORPORATION
Selected Financial Highlights

	Three Months Ended					Years Ended
(Dollars in thousands, except per share data)	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Selected Financial Condition Data (at end of period):
Total assets	$50,142,143	$47,832,271	$46,738,450	$45,682,202	$45,080,768
Total loans (1)	34,789,104	33,264,043	32,911,187	33,171,233	32,079,073
Total deposits	42,095,585	39,952,558	38,804,616	37,872,652	37,092,651
Total shareholders’ equity	4,498,688	4,410,317	4,339,011	4,252,511	4,115,995
Selected Statements of Income Data:
Net interest income	$295,976	$287,496	$279,590	$261,895	$259,397	$1,124,957	$1,039,907
Net revenue (2)	429,743	423,970	408,963	448,401	417,758	1,711,077	1,644,096
Net income	98,757	109,137	105,109	153,148	101,204	466,151	292,990
Pre-tax income, excluding provision for credit losses (non-GAAP) (3)	146,344	141,826	128,851	161,512	135,891	578,533	604,001
Net income per common share – Basic	1.61	1.79	1.72	2.57	1.64	7.69	4.72
Net income per common share – Diluted	1.58	1.77	1.70	2.54	1.63	7.58	4.68
Cash dividends declared per common share	0.31	0.31	0.31	0.31	0.28	1.24	1.12
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	2.54%	2.58%	2.62%	2.53%	2.53%	2.57%	2.72%
Net interest margin – fully taxable-equivalent (non-GAAP) (3)	2.55	2.59	2.63	2.54	2.54	2.58	2.73
Non-interest income to average assets	1.08	1.15	1.13	1.68	1.44	1.25	1.46
Non-interest expense to average assets	2.29	2.37	2.45	2.59	2.56	2.42	2.51
Net overhead ratio (4)	1.21	1.22	1.32	0.90	1.12	1.17	1.05
Return on average assets	0.80	0.92	0.92	1.38	0.92	1.00	0.71
Return on average common equity	9.05	10.31	10.24	15.80	10.30	11.27	7.50
Return on average tangible common equity (non-GAAP) (3)	11.04	12.62	12.62	19.49	12.95	13.83	9.54
Average total assets	$49,118,777	$47,192,510	$45,946,751	$44,988,733	$43,810,005	$46,824,051	$41,371,339
Average total shareholders’ equity	4,433,953	4,343,915	4,256,778	4,164,890	4,050,286	4,300,742	3,926,688
Average loans to average deposits ratio	81.7%	83.8%	86.7%	87.1%	87.9%	84.7%	88.8%
Period-end loans to deposits ratio	82.6	83.3	84.8	87.6	86.5
Common Share Data at end of period:
Market price per common share	$90.82	$80.37	$75.63	$75.80	$61.09
Book value per common share	71.62	70.19	68.81	67.34	65.24
Tangible book value per common share (non-GAAP) (3)	59.64	58.32	56.92	55.42	53.23
Common shares outstanding	57,054,091	56,956,026	57,066,677	57,023,273	56,769,625
Other Data at end of period:
Tier 1 leverage ratio (5)	8.0%	8.1%	8.2%	8.2%	8.1%
Risk-based capital ratios:
Tier 1 capital ratio (5)	9.6	9.9	10.1	10.2	10.0
Common equity tier 1 capital ratio (5)	8.5	8.9	9.0	9.0	8.8
Total capital ratio (5)	11.6	12.1	12.4	12.6	12.6
Allowance for credit losses (6)	$299,731	$296,138	$304,121	$321,308	$379,969
Allowance for loan and unfunded lending-related commitment losses to total loans	0.86%	0.89%	0.92%	0.97%	1.18%
Number of:
Bank subsidiaries	15	15	15	15	15
Banking offices	173	172	172	182	181
(1)Excludes mortgage loans held-for-sale.
(2)Net revenue is net interest income and non-interest income.
(3)See “Supplemental Non-GAAP Financial Measures/Ratios” at Table 18 for additional information on this performance measure/ratio.
(4)The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s average total assets. A lower ratio indicates a higher degree of efficiency.
(5)Capital ratios for current quarter-end are estimated.
(6)The allowance for credit losses includes the allowance for loan losses, the allowance for unfunded lending-related commitments and the allowance for held-to-maturity securities losses.

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(In thousands)	2021	2021	2021	2021	2020
Assets
Cash and due from banks	$411,150	$462,244	$434,957	$426,325	$322,415
Federal funds sold and securities purchased under resale agreements	700,055	55	52	52	59
Interest-bearing deposits with banks	5,372,603	5,232,315	4,707,415	3,348,794	4,802,527
Available-for-sale securities, at fair value	2,327,793	2,373,478	2,188,608	2,430,749	3,055,839
Held-to-maturity securities, at amortized cost	2,942,285	2,736,722	2,498,232	2,166,419	579,138
Trading account securities	1,061	1,103	2,667	951	671
Equity securities with readily determinable fair value	90,511	88,193	86,316	90,338	90,862
Federal Home Loan Bank and Federal Reserve Bank stock	135,378	135,408	136,625	135,881	135,588
Brokerage customer receivables	26,068	26,378	23,093	19,056	17,436
Mortgage loans held-for-sale	817,912	925,312	984,994	1,260,193	1,272,090
Loans, net of unearned income	34,789,104	33,264,043	32,911,187	33,171,233	32,079,073
Allowance for loan losses	(247,835)	(248,612)	(261,089)	(277,709)	(319,374)
Net loans	34,541,269	33,015,431	32,650,098	32,893,524	31,759,699
Premises, software and equipment, net	766,405	748,872	752,375	760,522	768,808
Lease investments, net	242,082	243,933	219,023	238,984	242,434
Accrued interest receivable and other assets	1,084,115	1,166,917	1,185,811	1,230,362	1,351,455
Trade date securities receivable	—	—	189,851	—	—
Goodwill	655,149	645,792	646,336	646,017	645,707
Other acquisition-related intangible assets	28,307	30,118	31,997	34,035	36,040
Total assets	$50,142,143	$47,832,271	$46,738,450	$45,682,202	$45,080,768
Liabilities and Shareholders’ Equity
Deposits:
Non-interest-bearing	$14,179,980	$13,255,417	$12,796,110	$12,297,337	$11,748,455
Interest-bearing	27,915,605	26,697,141	26,008,506	25,575,315	25,344,196
Total deposits	42,095,585	39,952,558	38,804,616	37,872,652	37,092,651
Federal Home Loan Bank advances	1,241,071	1,241,071	1,241,071	1,228,436	1,228,429
Other borrowings	494,136	504,527	518,493	516,877	518,928
Subordinated notes	436,938	436,811	436,719	436,595	436,506
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Trade date securities payable	—	1,348	—	995	200,907
Accrued interest payable and other liabilities	1,122,159	1,032,073	1,144,974	1,120,570	1,233,786
Total liabilities	45,643,455	43,421,954	42,399,439	41,429,691	40,964,773
Shareholders’ Equity:
Preferred stock	412,500	412,500	412,500	412,500	412,500
Common stock	58,892	58,794	58,770	58,727	58,473
Surplus	1,685,572	1,674,062	1,669,002	1,663,008	1,649,990
Treasury stock	(109,903)	(109,903)	(100,363)	(100,363)	(100,363)
Retained earnings	2,447,535	2,373,447	2,288,969	2,208,535	2,080,013
Accumulated other comprehensive income	4,092	1,417	10,133	10,104	15,382
Total shareholders’ equity	4,498,688	4,410,317	4,339,011	4,252,511	4,115,995
Total liabilities and shareholders’ equity	$50,142,143	$47,832,271	$46,738,450	$45,682,202	$45,080,768

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended					Years Ended
(In thousands, except per share data)	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Interest income
Interest and fees on loans	$289,140	$285,587	$284,701	$274,100	$280,185	$1,133,528	$1,157,249
Mortgage loans held-for-sale	7,234	7,716	8,183	9,036	6,357	32,169	20,077
Interest-bearing deposits with banks	2,254	2,000	1,153	1,199	1,294	6,606	8,553
Federal funds sold and securities purchased under resale agreements	173	—	—	—	—	173	102
Investment securities	27,210	25,189	23,623	19,264	18,243	95,286	99,634
Trading account securities	4	3	1	2	11	10	37
Federal Home Loan Bank and Federal Reserve Bank stock	1,776	1,777	1,769	1,745	1,775	7,067	6,891
Brokerage customer receivables	188	185	149	123	116	645	477
Total interest income	327,979	322,457	319,579	305,469	307,981	1,275,484	1,293,020
Interest expense
Interest on deposits	16,572	19,305	24,298	27,944	32,602	88,119	189,178
Interest on Federal Home Loan Bank advances	4,923	4,931	4,887	4,840	4,952	19,581	18,193
Interest on other borrowings	2,250	2,501	2,568	2,609	2,779	9,928	12,773
Interest on subordinated notes	5,514	5,480	5,512	5,477	5,509	21,983	21,961
Interest on junior subordinated debentures	2,744	2,744	2,724	2,704	2,742	10,916	11,008
Total interest expense	32,003	34,961	39,989	43,574	48,584	150,527	253,113
Net interest income	295,976	287,496	279,590	261,895	259,397	1,124,957	1,039,907
Provision for credit losses	9,299	(7,916)	(15,299)	(45,347)	1,180	(59,263)	214,220
Net interest income after provision for credit losses	286,677	295,412	294,889	307,242	258,217	1,184,220	825,687
Non-interest income
Wealth management	32,489	31,531	30,690	29,309	26,802	124,019	100,336
Mortgage banking	53,138	55,794	50,584	113,494	86,819	273,010	346,013
Service charges on deposit accounts	14,734	14,149	13,249	12,036	11,841	54,168	45,023
(Losses) gains on investment securities, net	(1,067)	(2,431)	1,285	1,154	1,214	(1,059)	(1,926)
Fees from covered call options	1,128	1,157	1,388	—	—	3,673	2,292
Trading gains (losses), net	206	58	(438)	419	(102)	245	(1,004)
Operating lease income, net	14,204	12,807	12,240	14,440	12,118	53,691	47,604
Other	18,935	23,409	20,375	15,654	19,669	78,373	65,851
Total non-interest income	133,767	136,474	129,373	186,506	158,361	586,120	604,189
Non-interest expense
Salaries and employee benefits	167,131	170,912	172,817	180,809	171,116	691,669	626,076
Software and equipment	23,708	22,029	20,866	20,912	20,565	87,515	68,496
Operating lease equipment depreciation	10,147	10,013	9,949	10,771	9,938	40,880	37,915
Occupancy, net	18,343	18,158	17,687	19,996	19,687	74,184	69,957
Data processing	7,207	7,104	6,920	6,048	5,728	27,279	30,196
Advertising and marketing	13,981	13,443	11,305	8,546	9,850	47,275	36,296
Professional fees	7,551	7,052	7,304	7,587	6,530	29,494	27,426
Amortization of other acquisition-related intangible assets	1,811	1,877	2,039	2,007	2,634	7,734	11,018
FDIC insurance	7,317	6,750	6,405	6,558	7,016	27,030	25,004
OREO expense, net	(641)	(1,531)	769	(251)	(114)	(1,654)	(921)
Other	26,844	26,337	24,051	23,906	28,917	101,138	108,632
Total non-interest expense	283,399	282,144	280,112	286,889	281,867	1,132,544	1,040,095
Income before taxes	137,045	149,742	144,150	206,859	134,711	637,796	389,781
Income tax expense	38,288	40,605	39,041	53,711	33,507	171,645	96,791
Net income	$98,757	$109,137	$105,109	$153,148	$101,204	$466,151	$292,990
Preferred stock dividends	6,991	6,991	6,991	6,991	6,991	27,964	21,377
Net income applicable to common shares	$91,766	$102,146	$98,118	$146,157	$94,213	$438,187	$271,613
Net income per common share - Basic	$1.61	$1.79	$1.72	$2.57	$1.64	$7.69	$4.72
Net income per common share - Diluted	$1.58	$1.77	$1.70	$2.54	$1.63	$7.58	$4.68
Cash dividends declared per common share	$0.31	$0.31	$0.31	$0.31	$0.28	$1.24	$1.12
Weighted average common shares outstanding	57,022	57,000	57,049	56,904	57,309	56,994	57,523
Dilutive potential common shares	976	753	726	681	588	792	496
Average common shares and dilutive common shares	57,998	57,753	57,775	57,585	57,897	57,786	58,019

TABLE 1: LOAN PORTFOLIO MIX AND GROWTH RATES

						% Growth From (2)
(Dollars in thousands)	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2021 (1)	Dec 31, 2020
Balance:
Mortgage loans held-for-sale, excluding early buy-out exercised loans guaranteed by U.S. Government Agencies	$473,102	$570,663	$633,006	$890,749	$927,307	(68)%	(49)%
Mortgage loans held-for-sale, early buy-out exercised loans guaranteed by U.S. Government Agencies	344,810	354,649	351,988	369,444	344,783	(11)	—
Total mortgage loans held-for-sale	$817,912	$925,312	$984,994	$1,260,193	$1,272,090	(46)%	(36)%

Core loans:
Commercial
Commercial and industrial	$5,346,084	$4,953,769	$4,650,607	$4,630,795	$4,675,594	31%	14%
Asset-based lending	1,299,869	1,066,376	892,109	720,772	721,666	87	80
Municipal	536,498	524,192	511,094	493,417	474,103	9	13
Leases	1,454,099	1,365,281	1,357,036	1,290,778	1,288,374	26	13
Commercial real estate
Residential construction	51,464	49,754	55,735	72,058	89,389	14	(42)
Commercial construction	1,034,988	1,038,034	1,090,447	1,040,631	1,041,729	(1)	(1)
Land	269,752	255,927	239,067	240,635	240,684	21	12
Office (3)	1,285,686	1,269,746	1,220,658	1,131,472	1,136,844	5	13
Industrial (3)	1,585,808	1,490,358	1,434,377	1,152,522	1,129,433	25	40
Retail (3)	1,429,567	1,462,101	1,455,638	1,198,025	1,224,403	(9)	17
Multi-family (3)	2,043,754	2,038,526	1,984,582	1,739,521	1,649,801	1	24
Mixed use and other (3)	1,289,267	1,281,268	1,197,865	1,969,915	1,981,849	2	(35)
Home equity	335,155	347,662	369,806	390,253	425,263	(14)	(21)
Residential real estate
Residential real estate loans for investment	1,614,392	1,528,889	1,485,952	1,376,465	1,214,744	22	33
Residential mortgage loans, early buy-out eligible loans guaranteed by U.S. Government Agencies	22,707	18,847	44,333	45,508	44,854	81	(49)
Total core loans	$19,599,090	$18,690,730	$17,989,306	$17,492,767	$17,338,730	19%	13%

Niche loans:
Commercial
Franchise	$1,227,234	$1,176,569	$1,060,468	$1,128,493	$1,023,027	17%	20%
Mortgage warehouse lines of credit	359,818	468,162	529,867	587,868	567,389	(92)	(37)
Community Advantage - homeowners association	308,286	291,153	287,689	272,222	267,374	23	15
Insurance agency lending	813,897	260,482	273,999	290,880	222,519	843	266
Premium Finance receivables
U.S. commercial insurance	4,178,474	3,921,289	3,805,504	3,342,730	3,438,087	26	22
Canada commercial insurance	677,013	695,688	716,367	615,813	616,402	(11)	10
Life insurance	7,042,810	6,655,453	6,359,556	6,111,495	5,857,436	23	20
Consumer and other	24,199	22,529	9,024	35,983	32,188	29	(25)
Total niche loans	$14,631,731	$13,491,325	$13,042,474	$12,385,484	$12,024,422	34%	22%

Commercial PPP loans:
Originated in 2020	$74,412	$172,849	$656,502	$2,049,342	$2,715,921	NM	(97)%
Originated in 2021	483,871	909,139	1,222,905	1,243,640	—	NM	100
Total commercial PPP loans	$558,283	$1,081,988	$1,879,407	$3,292,982	$2,715,921	NM	(79)%

Total loans, net of unearned income	$34,789,104	$33,264,043	$32,911,187	$33,171,233	$32,079,073	18%	8%
(1)Annualized.
(2)NM - Not meaningful.
(3)As a result of a review of the composition of borrowers within the mixed use and other loan portfolio, the Company identified certain loans that would be more precisely classified within a separate class of non-construction commercial real estate. This change in classification was based on related collateral and source of repayment of the underlying loan. Balances within such categories were also updated as of September 30, 2021 and June 30, 2021 in the table above for comparison purposes.

TABLE 2: DEPOSIT PORTFOLIO MIX AND GROWTH RATES

						% Growth From
(Dollars in thousands)	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2021 (1)	Dec 31, 2020
Balance:
Non-interest-bearing	$14,179,980	$13,255,417	$12,796,110	$12,297,337	$11,748,455	28%	21%
NOW and interest-bearing demand deposits	4,158,871	3,769,825	3,625,538	3,562,312	3,349,021	41	24
Wealth management deposits (2)	4,491,795	4,177,820	4,399,303	4,274,527	4,138,712	30	9
Money market	11,449,469	10,757,654	9,843,390	9,236,434	9,348,806	26	22
Savings	3,846,681	3,861,296	3,776,400	3,690,892	3,531,029	(2)	9
Time certificates of deposit	3,968,789	4,130,546	4,363,875	4,811,150	4,976,628	(16)	(20)
Total deposits	$42,095,585	$39,952,558	$38,804,616	$37,872,652	$37,092,651	21%	13%
Mix:
Non-interest-bearing	34%	33%	33%	32%	32%
NOW and interest-bearing demand deposits	10	9	9	9	9
Wealth management deposits (2)	11	11	11	11	11
Money market	27	27	25	25	25
Savings	9	10	10	10	10
Time certificates of deposit	9	10	12	13	13
Total deposits	100%	100%	100%	100%	100%
(1)Annualized.
(2)Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wintrust Investments, Chicago Deferred Exchange Company, LLC (“CDEC”), trust and asset management customers of the Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts.

TABLE 3: TIME CERTIFICATES OF DEPOSIT MATURITY/RE-PRICING ANALYSIS
As of December 31, 2021

(Dollars in thousands)	Total Time Certificates of Deposit	Weighted-Average Rate of Maturing Time Certificates of Deposit (1)
1-3 months	$838,321	0.52%
4-6 months	686,126	0.38
7-9 months	677,003	0.39
10-12 months	613,644	0.41
13-18 months	601,464	0.47
19-24 months	293,945	0.48
24+ months	258,286	0.52
Total	$3,968,789	0.45%
(1)Weighted-average rate excludes the impact of purchase accounting fair value adjustments.

TABLE 4: QUARTERLY AVERAGE BALANCES

	Average Balance for three months ended,
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(In thousands)	2021	2021	2021	2021	2020
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents (1)	$6,148,165	$5,112,720	$3,844,355	$4,230,886	$4,381,040
Investment securities (2)	5,317,351	5,065,593	4,771,403	3,944,676	3,534,594
FHLB and FRB stock	135,414	136,001	136,324	135,758	135,569
Liquidity management assets (3)	11,600,930	10,314,314	8,752,082	8,311,320	8,051,203
Other earning assets (3)(4)	28,298	28,238	23,354	20,370	18,716
Mortgage loans held-for-sale	827,672	871,824	991,011	1,151,848	893,395
Loans, net of unearned income (3)(5)	33,677,777	32,985,445	33,085,174	32,442,927	31,783,279
Total earning assets (3)	46,134,677	44,199,821	42,851,621	41,926,465	40,746,593
Allowance for loan and investment security losses	(254,874)	(269,963)	(285,686)	(327,080)	(336,139)
Cash and due from banks	468,331	425,000	470,566	366,413	344,536
Other assets	2,770,643	2,837,652	2,910,250	3,022,935	3,055,015
Total assets	$49,118,777	$47,192,510	$45,946,751	$44,988,733	$43,810,005

NOW and interest-bearing demand deposits	$3,962,739	$3,757,677	$3,626,424	$3,493,451	$3,320,527
Wealth management deposits	4,514,319	4,672,402	4,369,998	4,156,398	4,066,948
Money market accounts	11,274,230	10,027,424	9,547,167	9,335,920	9,435,344
Savings accounts	3,766,037	3,851,523	3,728,271	3,587,566	3,413,388
Time deposits	4,058,282	4,236,317	4,632,796	4,875,392	5,043,558
Interest-bearing deposits	27,575,607	26,545,343	25,904,656	25,448,727	25,279,765
Federal Home Loan Bank advances	1,241,073	1,241,073	1,235,142	1,228,433	1,228,425
Other borrowings	501,933	512,785	525,924	518,188	510,725
Subordinated notes	436,861	436,746	436,644	436,532	436,433
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Total interest-bearing liabilities	30,009,040	28,989,513	28,355,932	27,885,446	27,708,914
Non-interest-bearing deposits	13,640,270	12,834,084	12,246,274	11,811,194	10,874,912
Other liabilities	1,035,514	1,024,998	1,087,767	1,127,203	1,175,893
Equity	4,433,953	4,343,915	4,256,778	4,164,890	4,050,286
Total liabilities and shareholders’ equity	$49,118,777	$47,192,510	$45,946,751	$44,988,733	$43,810,005

Net free funds/contribution (6)	$16,125,637	$15,210,308	$14,495,689	$14,041,019	$13,037,679
(1)Includes interest-bearing deposits from banks and securities purchased under resale agreements with original maturities of greater than three months. Cash equivalents include federal funds sold and securities purchased under resale agreements with original maturities of three months or less.
(2)Investment securities includes investment securities classified as available-for-sale and held-to-maturity, and equity securities with readily determinable fair values. Equity securities without readily determinable fair values are included within other assets.
(3)See “Supplemental Non-GAAP Financial Measures/Ratios” at Table 18 for additional information on this performance measure/ratio.
(4)Other earning assets include brokerage customer receivables and trading account securities.
(5)Loans, net of unearned income, include non-accrual loans.
(6)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 5: QUARTERLY NET INTEREST INCOME

	Net Interest Income for three months ended,
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(In thousands)	2021	2021	2021	2021	2020
Interest income:
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents	$2,427	$2,000	$1,153	$1,199	$1,294
Investment securities	27,696	25,681	24,117	19,764	18,773
FHLB and FRB stock	1,776	1,777	1,769	1,745	1,775
Liquidity management assets (1)	31,899	29,458	27,039	22,708	21,842
Other earning assets (1)	194	188	150	125	130
Mortgage loans held-for-sale	7,234	7,716	8,183	9,036	6,357
Loans, net of unearned income (1)	289,557	285,998	285,116	274,484	280,509
Total interest income	$328,884	$323,360	$320,488	$306,353	$308,838

Interest expense:
NOW and interest-bearing demand deposits	$774	$767	$736	$901	$1,074
Wealth management deposits	7,595	7,888	7,686	7,351	7,436
Money market accounts	2,604	2,342	2,795	2,865	3,740
Savings accounts	345	406	402	430	773
Time deposits	5,254	7,902	12,679	16,397	19,579
Interest-bearing deposits	16,572	19,305	24,298	27,944	32,602
Federal Home Loan Bank advances	4,923	4,931	4,887	4,840	4,952
Other borrowings	2,250	2,501	2,568	2,609	2,779
Subordinated notes	5,514	5,480	5,512	5,477	5,509
Junior subordinated debentures	2,744	2,744	2,724	2,704	2,742
Total interest expense	$32,003	$34,961	$39,989	$43,574	$48,584

Less: Fully taxable-equivalent adjustment	(905)	(903)	(909)	(884)	(857)
Net interest income (GAAP) (2)	295,976	287,496	279,590	261,895	259,397
Fully taxable-equivalent adjustment	905	903	909	884	857
Net interest income, fully taxable-equivalent (non-GAAP) (2)	$296,881	$288,399	$280,499	$262,779	$260,254
(1)Interest income on tax-advantaged loans, trading securities and investment securities reflects a taxable-equivalent adjustment based on the marginal federal corporate tax rate in effect as of the applicable period.
(2)See “Supplemental Non-GAAP Financial Measures/Ratios” at Table 18 for additional information on this performance measure/ratio.

TABLE 6: QUARTERLY NET INTEREST MARGIN

	Net Interest Margin for three months ended,
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Yield earned on:
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents	0.16%	0.16%	0.12%	0.11%	0.12%
Investment securities	2.07	2.01	2.03	2.03	2.11
FHLB and FRB stock	5.20	5.18	5.20	5.21	5.21
Liquidity management assets	1.09	1.13	1.24	1.11	1.08
Other earning assets	2.71	2.64	2.59	2.50	2.79
Mortgage loans held-for-sale	3.47	3.51	3.31	3.18	2.83
Loans, net of unearned income	3.41	3.44	3.46	3.43	3.51
Total earning assets	2.83%	2.90%	3.00%	2.96%	3.02%

Rate paid on:
NOW and interest-bearing demand deposits	0.08%	0.08%	0.08%	0.10%	0.13%
Wealth management deposits	0.67	0.67	0.71	0.72	0.73
Money market accounts	0.09	0.09	0.12	0.12	0.16
Savings accounts	0.04	0.04	0.04	0.05	0.09
Time deposits	0.51	0.74	1.10	1.36	1.54
Interest-bearing deposits	0.24	0.29	0.38	0.45	0.51
Federal Home Loan Bank advances	1.57	1.58	1.59	1.60	1.60
Other borrowings	1.78	1.94	1.96	2.04	2.16
Subordinated notes	5.05	5.02	5.05	5.02	5.05
Junior subordinated debentures	4.23	4.23	4.25	4.27	4.23
Total interest-bearing liabilities	0.42%	0.48%	0.56%	0.63%	0.70%

Interest rate spread (1)(2)	2.41%	2.42%	2.44%	2.33%	2.32%
Less: Fully taxable-equivalent adjustment	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Net free funds/contribution (3)	0.14	0.17	0.19	0.21	0.22
Net interest margin (GAAP) (2)	2.54%	2.58%	2.62%	2.53%	2.53%
Fully taxable-equivalent adjustment	0.01	0.01	0.01	0.01	0.01
Net interest margin, fully taxable-equivalent (non-GAAP) (2)	2.55%	2.59%	2.63%	2.54%	2.54%
(1)Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.
(2)See “Supplemental Non-GAAP Financial Measures/Ratios” at Table 18 for additional information on this performance measure/ratio.
(3)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 7: YEAR-TO-DATE AVERAGE BALANCES, AND NET INTEREST INCOME AND MARGIN

	Average Balance for years ended,		Interest for years ended,		Yield/Rate for years ended,
(Dollars in thousands)	Dec 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents (1)	$4,840,048	$3,117,075	$6,779	$8,655	0.14%	0.28%
Investment securities (2)	4,779,313	4,101,136	97,258	101,799	2.03	2.48
FHLB and FRB stock	135,873	130,360	7,067	6,891	5.20	5.29
Liquidity management assets (3)(4)	$9,755,234	$7,348,571	$111,104	$117,345	1.14%	1.60%
Other earning assets (3)(4)(5)	25,096	17,863	657	523	2.62	2.94
Mortgage loans held-for-sale	959,457	707,147	32,169	20,077	3.35	2.84
Loans, net of unearned income (3)(4)(6)	33,051,043	30,181,204	1,135,155	1,159,490	3.43	3.84
Total earning assets (4)	$43,790,830	$38,254,785	$1,279,085	$1,297,435	2.92%	3.39%
Allowance for loan and investment security losses	(284,163)	(264,516)
Cash and due from banks	432,836	341,116
Other assets	2,884,548	3,039,954
Total assets	$46,824,051	$41,371,339

NOW and interest-bearing demand deposits	$3,711,489	$3,298,554	$3,178	$7,642	0.09%	0.23%
Wealth management deposits	4,429,929	3,882,975	30,520	29,277	0.69	0.75
Money market accounts	10,051,444	8,874,488	10,606	46,488	0.11	0.52
Savings accounts	3,734,162	3,354,662	1,583	12,507	0.04	0.37
Time deposits	4,447,871	5,142,938	42,232	93,264	0.95	1.81
Interest-bearing deposits	$26,374,895	$24,553,617	$88,119	$189,178	0.33%	0.77%
Federal Home Loan Bank advances	1,236,478	1,156,106	19,581	18,193	1.58	1.57
Other borrowings	514,657	496,693	9,928	12,773	1.93	2.57
Subordinated notes	436,697	436,275	21,983	21,961	5.03	5.03
Junior subordinated debentures	253,566	253,566	10,916	11,008	4.25	4.27
Total interest-bearing liabilities	$28,816,293	$26,896,257	$150,527	$253,113	0.52%	0.94%
Non-interest-bearing deposits	12,638,518	9,432,090
Other liabilities	1,068,498	1,116,304
Equity	4,300,742	3,926,688
Total liabilities and shareholders’ equity	$46,824,051	$41,371,339
Interest rate spread (4)(7)					2.40%	2.45%
Less: Fully taxable-equivalent adjustment			(3,601)	(4,415)	(0.01)	(0.01)
Net free funds/contribution (8)	$14,974,537	$11,358,528			0.18	0.28
Net interest income/margin (GAAP) (4)			$1,124,957	$1,039,907	2.57%	2.72%
Fully taxable-equivalent adjustment			3,601	4,415	0.01	0.01
Net interest income/margin, fully taxable-equivalent (non-GAAP) (4)			$1,128,558	$1,044,322	2.58%	2.73%
(1)Includes interest-bearing deposits from banks and securities purchased under resale agreements with original maturities of greater than three months. Cash equivalents include federal funds sold and securities purchased under resale agreements with original maturities of three months or less.
(2)Investment securities includes investment securities classified as available-for-sale and held-to-maturity, and equity securities with readily determinable fair values. Equity securities without readily determinable fair values are included within other assets.
(3)Interest income on tax-advantaged loans, trading securities and investment securities reflects a taxable-equivalent adjustment based on the marginal federal corporate tax rate in effect as of the applicable period.
(4)See “Supplemental Non-GAAP Financial Measures/Ratios” at Table 18 for additional information on this performance measure/ratio.
(5)Other earning assets include brokerage customer receivables and trading account securities.
(6)Loans, net of unearned income, include non-accrual loans.
(7)Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.
(8)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 8: INTEREST RATE SENSITIVITY

As an ongoing part of its financial strategy, the Company attempts to manage the impact of fluctuations in market interest rates on net interest income. Management measures its exposure to changes in interest rates by modeling many different interest rate scenarios.

The following interest rate scenarios display the percentage change in net interest income over a one-year time horizon assuming increases of 100 and 200 basis points and a decrease of 100 basis points. The Static Shock Scenario results incorporate actual cash flows and repricing characteristics for balance sheet instruments following an instantaneous, parallel change in market rates based upon a static (i.e. no growth or constant) balance sheet. Conversely, the Ramp Scenario results incorporate management’s projections of future volume and pricing of each of the product lines following a gradual, parallel change in market rates over twelve months. Actual results may differ from these simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions and management strategies. The interest rate sensitivity for both the Static Shock and Ramp Scenario is as follows:

Static Shock Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points
Dec 31, 2021	25.3%	12.4%	(8.5)%
Sep 30, 2021	24.3	11.5	(7.8)
Jun 30, 2021	24.6	11.7	(6.9)
Mar 31, 2021	22.0	10.2	(7.2)
Dec 31, 2020	25.0	11.6	(7.9)

Ramp Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points
Dec 31, 2021	13.9%	6.9%	(5.6)%
Sep 30, 2021	10.8	5.4	(3.8)
Jun 30, 2021	11.4	5.8	(3.3)
Mar 31, 2021	10.7	5.4	(3.6)
Dec 31, 2020	11.4	5.7	(3.3)

TABLE 9: MATURITIES AND SENSITIVITIES TO CHANGES IN INTEREST RATES

	Loans repricing or maturity period
As of December 31, 2021	One year or less	From one to five years	Over five years
(In thousands)				Total
Commercial
Fixed rate	$536,782	$2,092,006	$1,330,518	$3,959,306
Fixed Rate - PPP	40,533	517,750	—	558,283
Variable rate	7,383,214	3,207	58	7,386,479
Total commercial	$7,960,529	$2,612,963	$1,330,576	$11,904,068
Commercial real estate
Fixed rate	518,488	2,376,629	525,173	3,420,290
Variable rate	5,550,141	19,855	—	5,569,996
Total commercial real estate	$6,068,629	$2,396,484	$525,173	$8,990,286
Home equity
Fixed rate	14,896	3,059	42	17,997
Variable rate	317,158	—	—	317,158
Total home equity	$332,054	$3,059	$42	$335,155
Residential real estate
Fixed rate	17,812	5,834	897,316	920,962
Variable rate	58,968	237,706	419,463	716,137
Total residential real estate	$76,780	$243,540	$1,316,779	$1,637,099
Premium finance receivables - commercial
Fixed rate	4,677,500	177,987	—	4,855,487
Variable rate	—	—	—	—
Total premium finance receivables - commercial	$4,677,500	$177,987	$—	$4,855,487
Premium finance receivables - life insurance
Fixed rate	8,579	474,465	21,727	504,771
Variable rate	6,538,039	—	—	6,538,039
Total premium finance receivables - life insurance	$6,546,618	$474,465	$21,727	$7,042,810
Consumer and other
Fixed rate	4,094	5,004	656	9,754
Variable rate	14,445	—	—	14,445
Total consumer and other	$18,539	$5,004	$656	$24,199

Total per category
Fixed rate	5,778,151	5,134,984	2,775,432	13,688,567
Fixed rate - PPP	40,533	517,750	—	558,283
Variable rate	19,861,965	260,768	419,521	20,542,254
Total loans, net of unearned income	$25,680,649	$5,913,502	$3,194,953	$34,789,104

Variable Rate Loan Pricing by Index:
Prime				$3,273,915
One- month LIBOR				8,848,709
Three- month LIBOR				285,441
Twelve- month LIBOR				6,677,139
U.S. Treasury tenors				107,037
SOFR tenors				598,904
Thirty-Day Ameribor				89,832
Other				661,277
Total variable rate				$20,542,254
LIBOR - London Interbank Offered Rate.
SOFR - Secured Overnight Financing Rate.
Ameribor - American Interbank Offered Rate.

1M LIBOR
3M LIBOR
12M LIBOR
PRIME
LIBOR
PRIME
1.60
1.40
1.20
1.00
0.80
0.60
0.40
0.20
0.00
4.50
4.00
3.50
3.00
2.50
2.00
1.50
1.00
0.50
0.00
12/31/20
1/31/21
2/28/21
3/31/21
4/30/21
5/31/21
6/30/21
7/31/21
8/31/21
9/30/21
10/31/21
11/30/21
12/31/21

	12/31/2020	1/31/2021	2/28/2021	3/31/2021	4/30/2021	5/31/2021	6/30/2021	7/31/2021	8/31/2021	9/30/2021	10/31/2021	11/30/2021	12/31/2021
1M Libor	0.14	0.12	0.12	0.11	0.11	0.09	0.10	0.09	0.08	0.08	0.09	0.09	0.10
3M Libor	0.24	0.20	0.19	0.19	0.18	0.13	0.15	0.12	0.12	0.13	0.13	0.17	0.21
12M Libor	0.34	0.31	0.28	0.28	0.28	0.25	0.25	0.24	0.23	0.24	0.36	0.38	0.58
Prime	3.25	3.25	3.25	3.25	3.25	3.25	3.25	3.25	3.25	3.25	3.25	3.25	3.25

Source: Bloomberg

As noted in the table on the previous page, the majority of the Company’s portfolio is tied to LIBOR indices which, as shown in the table above, do not mirror the same changes as the Prime rate which has historically moved when the Federal Reserve raises or lowers interest rates.  Specifically, the Company has $8.8 billion of variable rate loans tied to one-month LIBOR and $6.7 billion of variable rate loans tied to twelve-month LIBOR. The above chart shows:

	Basis Point (bp) Change in
	Prime		1-month LIBOR		12-month LIBOR
Fourth Quarter 2021	0	bps	2	bps	34	bps
Third Quarter 2021	0		-2		-1
Second Quarter 2021	0		-1		-3
First Quarter 2021	0		-3		-6
Fourth Quarter 2020	0		-1		-2

TABLE 10: ALLOWANCE FOR CREDIT LOSSES

	Three Months Ended					Years Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
(Dollars in thousands)	2021	2021	2021	2021	2020	2021	2020
Allowance for credit losses at beginning of period	$296,138	$304,121	$321,308	$379,969	$388,971	$379,969	$158,461
Cumulative effect adjustment from the adoption of ASU 2016-13	—	—	—	—	—	—	47,418
Provision for credit losses	9,299	(7,916)	(15,299)	(45,347)	1,180	(59,263)	214,220
Initial allowance for credit losses recognized on PCD assets acquired during the period (1)	470	—	—	—	—	470	—
Other adjustments	5	(65)	34	31	155	5	179
Charge-offs:
Commercial	4,431	1,352	3,237	11,781	5,184	20,801	18,293
Commercial real estate	495	406	1,412	980	6,637	3,293	15,960
Home equity	135	59	142	—	683	336	2,061
Residential real estate	1,067	10	3	2	114	1,082	891
Premium finance receivables	2,314	1,390	2,077	3,239	4,214	9,020	15,472
Consumer and other	157	112	104	114	198	487	528
Total charge-offs	8,599	3,329	6,975	16,116	17,030	35,019	53,205
Recoveries:
Commercial	389	816	902	452	4,168	2,559	5,092
Commercial real estate	217	373	514	200	904	1,304	1,835
Home equity	461	313	328	101	77	1,203	528
Residential real estate	85	5	36	204	69	330	184
Premium finance receivables	1,240	1,728	3,239	1,782	1,445	7,989	5,108
Consumer and other	26	92	34	32	30	184	149
Total recoveries	2,418	3,327	5,053	2,771	6,693	13,569	12,896
Net charge-offs	(6,181)	(2)	(1,922)	(13,345)	(10,337)	(21,450)	(40,309)
Allowance for credit losses at period end	$299,731	$296,138	$304,121	$321,308	$379,969	$299,731	$379,969

Annualized net charge-offs (recoveries) by category as a percentage of its own respective category’s average:
Commercial	0.14%	0.02%	0.08%	0.37%	0.03%	0.16%	0.12%
Commercial real estate	0.01	0.00	0.04	0.04	0.27	0.02	0.17
Home equity	(0.38)	(0.28)	(0.20)	(0.10)	0.55	(0.23)	0.33
Residential real estate	0.25	0.00	(0.01)	(0.06)	0.02	0.05	0.06
Premium finance receivables	0.04	(0.01)	(0.04)	0.06	0.11	0.01	0.11
Consumer and other	0.95	0.26	0.69	0.57	0.78	0.66	0.52
Total loans, net of unearned income	0.07%	0.00%	0.02%	0.17%	0.13%	0.06%	0.13%

Loans at period end	$34,789,104	$33,264,043	$32,911,187	$33,171,233	$32,079,073
Allowance for loan losses as a percentage of loans at period end	0.71%	0.75%	0.79%	0.84%	1.00%
Allowance for loan and unfunded lending-related commitment losses as a percentage of loans at period end	0.86	0.89	0.92	0.97	1.18
Allowance for loan and unfunded lending-related commitment losses as a percentage of loans at period end, excluding PPP loans	0.88	0.92	0.98	1.08	1.29
(1)The initial allowance for credit losses on purchased credit deteriorated (“PCD”) loans acquired during the period measured approximately $2.8 million, of which approximately $2.3 million was charged-off related to PCD loans that met the Company’s charge-off policy at the time of acquisition. After considering these loans that were immediately charged-off, the net impact of PCD allowance for credit losses at the acquisition date was approximately $470,000.

TABLE 11: ALLOWANCE AND PROVISION FOR CREDIT LOSSES BY COMPONENT

	Three Months Ended					Years Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
(In thousands)	2021	2021	2021	2021	2020	2021	2020
Provision for loan losses	$4,929	$(12,410)	$(14,731)	$(28,351)	$3,597	$(50,563)	$188,493
Provision for unfunded lending-related commitments losses	4,375	4,501	(558)	(17,035)	(2,413)	(8,717)	25,742
Provision for held-to-maturity securities losses	(5)	(7)	(10)	39	(4)	17	(15)
Provision for credit losses	$9,299	$(7,916)	$(15,299)	$(45,347)	$1,180	$(59,263)	$214,220

Allowance for loan losses	$247,835	$248,612	$261,089	$277,709	$319,374
Allowance for unfunded lending-related commitments losses	51,818	47,443	42,942	43,500	60,536
Allowance for loan losses and unfunded lending-related commitments losses	299,653	296,055	304,031	321,209	379,910
Allowance for held-to-maturity securities losses	78	83	90	99	59
Allowance for credit losses	$299,731	$296,138	$304,121	$321,308	$379,969

TABLE 12: ALLOWANCE BY LOAN PORTFOLIO

The table below summarizes the calculation of allowance for loan losses and allowance for unfunded lending-related commitments losses for the Company’s loan portfolios as well as core and niche portfolios, as of December 31, 2021, September 30, 2021, and June 30, 2021.

	As of Dec 31, 2021			As of Sep 30, 2021			As of Jun 30, 2021
(Dollars in thousands)	Recorded Investment	Calculated Allowance	% of its category’s balance	Recorded Investment	Calculated Allowance	% of its category’s balance	Recorded Investment	Calculated Allowance	% of its category’s balance
Commercial:
Commercial, industrial and other, excluding PPP loans	$11,345,785	$119,305	1.05%	$10,105,984	$109,780	1.09%	$9,562,869	$98,505	1.03%
Commercial PPP loans	558,283	2	0.00	1,081,988	2	0.00	1,879,407	2	0.00
Commercial real estate:
Construction and development	1,356,204	35,206	2.60	1,343,715	34,101	2.54	1,385,249	38,550	2.78
Non-construction	7,634,082	109,377	1.43	7,541,999	105,934	1.40	7,293,120	119,972	1.65
Home equity	335,155	10,699	3.19	347,662	10,939	3.15	369,806	11,207	3.03
Residential real estate	1,637,099	8,782	0.54	1,547,736	16,272	1.05	1,530,285	15,684	1.02
Premium finance receivables
Commercial insurance loans	4,855,487	15,246	0.31	4,616,977	17,996	0.39	4,521,871	19,346	0.43
Life insurance loans	7,042,810	613	0.01	6,655,453	579	0.01	6,359,556	553	0.01
Consumer and other	24,199	423	1.75	22,529	452	2.01	9,024	212	2.35
Total loans, net of unearned income	$34,789,104	$299,653	0.86%	$33,264,043	$296,055	0.89%	$32,911,187	$304,031	0.92%
Total loans, net of unearned income, excluding PPP loans	$34,230,821	$299,651	0.88%	$32,182,055	$296,053	0.92%	$31,031,780	$304,029	0.98%

Total core loans (1)	$19,599,090	$260,511	1.33%	$18,690,730	$257,788	1.38%	$17,989,306	$267,999	1.49%
Total niche loans (1)	14,631,731	39,140	0.27	13,491,325	38,265	0.28	13,042,474	36,030	0.28
Total PPP loans	558,283	2	0.00	1,081,988	2	0.00	1,879,407	2	0.00

(1)See Table 1 for additional detail on core and niche loans.

TABLE 13: LOAN PORTFOLIO AGING

(Dollars in thousands)	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Loan Balances:
Commercial
Nonaccrual	$20,399	$26,468	$23,232	$22,459	$21,743
90+ days and still accruing	15	—	1,244	—	307
60-89 days past due	24,262	9,768	5,204	13,292	6,900
30-59 days past due	43,861	25,224	18,478	35,541	44,381
Current	11,815,531	11,126,512	11,394,118	12,636,915	11,882,636
Total commercial	$11,904,068	$11,187,972	$11,442,276	$12,708,207	$11,955,967
Commercial real estate
Nonaccrual	$21,746	$23,706	$26,035	$34,380	$46,107
90+ days and still accruing	—	—	—	—	—
60-89 days past due	284	5,395	4,382	8,156	5,178
30-59 days past due	40,443	79,818	19,698	70,168	32,116
Current	8,927,813	8,776,795	8,628,254	8,432,075	8,410,731
Total commercial real estate	$8,990,286	$8,885,714	$8,678,369	$8,544,779	$8,494,132
Home equity
Nonaccrual	$2,574	$3,449	$3,478	$5,536	$6,529
90+ days and still accruing	—	164	—	—	—
60-89 days past due	—	340	301	492	47
30-59 days past due	1,120	867	777	780	637
Current	331,461	342,842	365,250	383,445	418,050
Total home equity	$335,155	$347,662	$369,806	$390,253	$425,263
Residential real estate
Nonaccrual	$16,440	$22,633	$23,050	$21,553	$26,071
90+ days and still accruing	—	—	—	—	—
60-89 days past due	982	1,540	1,584	944	1,635
30-59 days past due	12,420	1,076	2,139	13,768	12,584
Current	1,607,257	1,522,487	1,503,512	1,385,708	1,219,308
Total residential real estate	$1,637,099	$1,547,736	$1,530,285	$1,421,973	$1,259,598
Premium finance receivables
Nonaccrual	$5,433	$7,300	$6,418	$9,690	$13,264
90+ days and still accruing	7,217	5,811	3,570	4,783	12,792
60-89 days past due	28,104	15,804	7,759	5,113	27,801
30-59 days past due	89,070	21,654	32,758	31,373	49,274
Current	11,768,473	11,221,861	10,830,922	10,019,079	9,808,794
Total premium finance receivables	$11,898,297	$11,272,430	$10,881,427	$10,070,038	$9,911,925
Consumer and other
Nonaccrual	$477	$384	$485	$497	$436
90+ days and still accruing	137	126	178	161	264
60-89 days past due	34	16	22	8	24
30-59 days past due	509	125	75	74	136
Current	23,042	21,878	8,264	35,243	31,328
Total consumer and other	$24,199	$22,529	$9,024	$35,983	$32,188
Total loans, net of unearned income
Nonaccrual	$67,069	$83,940	$82,698	$94,115	$114,150
90+ days and still accruing	7,369	6,101	4,992	4,944	13,363
60-89 days past due	53,666	32,863	19,252	28,005	41,585
30-59 days past due	187,423	128,764	73,925	151,704	139,128
Current	34,473,577	33,012,375	32,730,320	32,892,465	31,770,847
Total loans, net of unearned income	$34,789,104	$33,264,043	$32,911,187	$33,171,233	$32,079,073

TABLE 14: NON-PERFORMING ASSETS AND TROUBLED DEBT RESTRUCTURINGS ("TDRs")

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands)	2021	2021	2021	2021	2020
Loans past due greater than 90 days and still accruing (1):
Commercial	$15	$—	$1,244	$—	$307
Commercial real estate	—	—	—	—	—
Home equity	—	164	—	—	—
Residential real estate	—	—	—	—	—
Premium finance receivables	7,217	5,811	3,570	4,783	12,792
Consumer and other	137	126	178	161	264
Total loans past due greater than 90 days and still accruing	7,369	6,101	4,992	4,944	13,363
Non-accrual loans:
Commercial	20,399	26,468	23,232	22,459	21,743
Commercial real estate	21,746	23,706	26,035	34,380	46,107
Home equity	2,574	3,449	3,478	5,536	6,529
Residential real estate	16,440	22,633	23,050	21,553	26,071
Premium finance receivables	5,433	7,300	6,418	9,690	13,264
Consumer and other	477	384	485	497	436
Total non-accrual loans	67,069	83,940	82,698	94,115	114,150
Total non-performing loans:
Commercial	20,414	26,468	24,476	22,459	22,050
Commercial real estate	21,746	23,706	26,035	34,380	46,107
Home equity	2,574	3,613	3,478	5,536	6,529
Residential real estate	16,440	22,633	23,050	21,553	26,071
Premium finance receivables	12,650	13,111	9,988	14,473	26,056
Consumer and other	614	510	663	658	700
Total non-performing loans	$74,438	$90,041	$87,690	$99,059	$127,513
Other real estate owned	1,959	9,934	10,510	8,679	9,711
Other real estate owned - from acquisitions	2,312	3,911	5,062	7,134	6,847
Other repossessed assets	—	—	—	—	—
Total non-performing assets	$78,709	$103,886	$103,262	$114,872	$144,071
Accruing TDRs not included within non-performing assets	$37,486	$38,468	$44,019	$46,151	$47,023
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.17%	0.24%	0.21%	0.18%	0.18%
Commercial real estate	0.24	0.27	0.30	0.40	0.54
Home equity	0.77	1.04	0.94	1.42	1.54
Residential real estate	1.00	1.46	1.51	1.52	2.07
Premium finance receivables	0.11	0.12	0.09	0.14	0.26
Consumer and other	2.54	2.26	7.35	1.83	2.17
Total loans, net of unearned income	0.21%	0.27%	0.27%	0.30%	0.40%
Total non-performing assets as a percentage of total assets	0.16%	0.22%	0.22%	0.25%	0.32%
Allowance for loan losses and unfunded lending-related commitments losses as a percentage of non-accrual loans	446.78%	352.70%	367.64%	341.29%	332.82%

(1)As of December 31, 2021, September 30, 2021, and June 30, 2021, approximately $320,000, $445,000 and $320,000, respectively, of TDRs were past due greater than 90 days and still accruing interest. No TDRs as of March 31, 2021, and December 31, 2020 were past due greater than 90 days and still accruing interest.

Non-performing Loans Rollforward

	Three Months Ended					Years Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
(In thousands)	2021	2021	2021	2021	2020	2021	2020

Balance at beginning of period	$90,041	$87,690	$99,059	$127,513	$173,103	$127,513	$117,588
Additions from becoming non-performing in the respective period	6,851	9,341	12,762	9,894	13,224	38,848	85,993
Additions from the adoption of ASU 2016-13	—	—	—	—	—	—	37,285
Return to performing status	(6,616)	(3,322)	—	(654)	(1,000)	(10,592)	(10,254)
Payments received	(13,212)	(5,568)	(12,312)	(22,731)	(30,146)	(53,823)	(53,029)
Transfer to OREO and other repossessed assets	(275)	(720)	(3,660)	(1,372)	(12,662)	(6,027)	(14,557)
Charge-offs, net	(5,167)	(548)	(4,684)	(2,952)	(7,817)	(13,351)	(29,835)
Net change for niche loans (1)	2,816	3,168	(3,475)	(10,639)	(7,189)	(8,130)	(5,678)
Balance at end of period	$74,438	$90,041	$87,690	$99,059	$127,513	$74,438	$127,513
(1)This includes activity for premium finance receivables and indirect consumer loans.

TDRs

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(In thousands)	2021	2021	2021	2021	2020
Accruing TDRs:
Commercial	$4,131	$4,532	$6,911	$7,536	$7,699
Commercial real estate	8,421	8,385	9,659	9,478	10,549
Residential real estate and other	24,934	25,551	27,449	29,137	28,775
Total accrual	$37,486	$38,468	$44,019	$46,151	$47,023
Non-accrual TDRs: (1)
Commercial	$6,746	$3,079	$4,104	$5,583	$10,491
Commercial real estate	2,050	3,239	3,434	1,309	6,177
Residential real estate and other	3,027	3,685	4,190	3,540	4,501
Total non-accrual	$11,823	$10,003	$11,728	$10,432	$21,169
Total TDRs:
Commercial	$10,877	$7,611	$11,015	$13,119	$18,190
Commercial real estate	10,471	11,624	13,093	10,787	16,726
Residential real estate and other	27,961	29,236	31,639	32,677	33,276
Total TDRs	$49,309	$48,471	$55,747	$56,583	$68,192
(1)Included in total non-performing loans.

Other Real Estate Owned

	Three Months Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(In thousands)	2021	2021	2021	2021	2020
Balance at beginning of period	$13,845	$15,572	$15,813	$16,558	$9,217
Disposals/resolved	(9,664)	(1,949)	(3,152)	(2,162)	(3,839)
Transfers in at fair value, less costs to sell	275	315	3,660	1,587	11,508
Fair value adjustments	(185)	(93)	(749)	(170)	(328)
Balance at end of period	$4,271	$13,845	$15,572	$15,813	$16,558

	Period End
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
Balance by Property Type:	2021	2021	2021	2021	2020
Residential real estate	$1,310	$1,592	$1,952	$2,713	$2,324
Residential real estate development	—	934	1,030	1,287	1,691
Commercial real estate	2,961	11,319	12,590	11,813	12,543
Total	$4,271	$13,845	$15,572	$15,813	$16,558

TABLE 15: NON-INTEREST INCOME

	Three Months Ended					Q4 2021 compared to Q3 2021		Q4 2021 compared to Q4 2020
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands)	2021	2021	2021	2021	2020	$ Change	% Change	$ Change	% Change
Brokerage	$5,292	$5,230	$5,148	$5,040	$4,740	$62	1%	$552	12%
Trust and asset management	27,197	26,301	25,542	24,269	22,062	896	3	5,135	23
Total wealth management	32,489	31,531	30,690	29,309	26,802	958	3	5,687	21
Mortgage banking	53,138	55,794	50,584	113,494	86,819	(2,656)	(5)	(33,681)	(39)
Service charges on deposit accounts	14,734	14,149	13,249	12,036	11,841	585	4	2,893	24
(Losses) gains on investment securities, net	(1,067)	(2,431)	1,285	1,154	1,214	1,364	56	(2,281)	NM
Fees from covered call options	1,128	1,157	1,388	—	—	(29)	(3)	1,128	NM
Trading gains (losses), net	206	58	(438)	419	(102)	148	NM	308	NM
Operating lease income, net	14,204	12,807	12,240	14,440	12,118	1,397	11	2,086	17
Other:
Interest rate swap fees	3,526	4,868	2,820	2,488	4,930	(1,342)	(28)	(1,404)	(28)
BOLI	1,192	2,154	1,342	1,124	2,846	(962)	(45)	(1,654)	(58)
Administrative services	1,846	1,359	1,228	1,256	1,263	487	36	583	46
Foreign currency remeasurement gains (losses)	111	77	(782)	99	(208)	34	44	319	NM
Early pay-offs of capital leases	249	209	195	(52)	118	40	19	131	NM
Miscellaneous	12,011	14,742	15,572	10,739	10,720	(2,731)	(19)	1,291	12
Total Other	18,935	23,409	20,375	15,654	19,669	(4,474)	(19)	(734)	(4)
Total Non-Interest Income	$133,767	$136,474	$129,373	$186,506	$158,361	$(2,707)	(2)%	$(24,594)	(16)%
NM - Not meaningful.

	Years Ended
	Dec 31,	Dec 31,	$	%
(Dollars in thousands)	2021	2020	Change	Change
Brokerage	$20,710	$18,731	$1,979	11%
Trust and asset management	103,309	81,605	21,704	27
Total wealth management	124,019	100,336	23,683	24
Mortgage banking	273,010	346,013	(73,003)	(21)
Service charges on deposit accounts	54,168	45,023	9,145	20
Losses on investment securities, net	(1,059)	(1,926)	867	45
Fees from covered call options	3,673	2,292	1,381	60
Trading gains (losses), net	245	(1,004)	1,249	NM
Operating lease income, net	53,691	47,604	6,087	13
Other:
Interest rate swap fees	13,702	20,718	(7,016)	(34)
BOLI	5,812	4,730	1,082	23
Administrative services	5,689	4,385	1,304	30
Foreign currency remeasurement loss	(495)	(621)	126	20
Early pay-offs of leases	601	632	(31)	(5)
Miscellaneous	53,064	36,007	17,057	47
Total Other	78,373	65,851	12,522	19
Total Non-Interest Income	$586,120	$604,189	$(18,069)	(3)%
NM - Not meaningful.

TABLE 16: MORTGAGE BANKING

	Three Months Ended					Years Ended
(Dollars in thousands)	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Originations:
Retail originations	$980,627	$1,153,265	$1,328,721	$1,641,664	$1,757,093	$5,104,277	$5,709,868
Veterans First originations	318,244	405,663	395,290	580,303	594,151	1,699,500	2,294,862
Total originations for sale (A)	$1,298,871	$1,558,928	$1,724,011	$2,221,967	$2,351,244	$6,803,777	$8,004,730
Originations for investment	177,676	181,886	249,749	321,858	192,107	931,169	396,499
Total originations	$1,476,547	$1,740,814	$1,973,760	$2,543,825	$2,543,351	$7,734,946	$8,401,229

Retail originations as percentage of originations for sale	75%	74%	77%	74%	75%	75%	71%
Veterans First originations as a percentage of originations for sale	25	26	23	26	25	25	29

Purchases as a percentage of originations for sale	52%	56%	53%	27%	35%	45%	35%
Refinances as a percentage of originations for sale	48	44	47	73	65	55	65

Production Margin:
Production revenue (B) (1)	$28,182	$39,247	$37,531	$71,282	$70,886	$176,242	$307,794

Total originations for sale (A)	$1,298,871	$1,558,928	$1,724,011	$2,221,967	$2,351,244	$6,803,777	$8,004,730
Add: Current period end mandatory interest rate lock commitments to fund originations for sale (2)	353,509	510,982	605,400	798,534	1,072,717	353,509	1,072,717
Less: Prior period end mandatory interest rate lock commitments to fund originations for sale (2)	510,982	605,400	798,534	1,072,717	1,544,234	1,072,717	372,357
Total mortgage production volume (C)	$1,141,398	$1,464,510	$1,530,877	$1,947,784	$1,879,727	$6,084,569	$8,705,090

Production margin (B / C)	2.47%	2.68%	2.45%	3.66%	3.77%	2.90%	3.54%

Mortgage Servicing:
Loans serviced for others (D)	$13,126,254	$12,720,126	$12,307,337	$11,530,676	$10,833,135
MSRs, at fair value (E)	147,571	133,552	127,604	124,316	92,081
Percentage of MSRs to loans serviced for others (E / D)	1.12%	1.05%	1.04%	1.08%	0.85%
Servicing income	$10,766	$10,454	$9,830	$9,636	$9,829	$40,686	$31,886

Components of MSR:
MSR - current period capitalization	$15,080	$15,546	$17,512	$24,616	$20,343	$72,754	$71,077
MSR - collection of expected cash flows - paydowns	(1,101)	(1,036)	(991)	(728)	(688)	(3,856)	(2,244)
MSR - collection of expected cash flows - payoffs	(6,385)	(7,558)	(7,549)	(9,440)	(8,335)	(30,932)	(30,335)
Valuation:
MSR - changes in fair value model assumptions	6,656	(888)	(5,540)	18,045	(5,223)	18,273	(30,764)
Gain on derivative contract held as an economic hedge, net	—	—	—	—	—	—	4,749
MSR valuation adjustment, net of gain on derivative contract held as an economic hedge	$6,656	$(888)	$(5,540)	$18,045	$(5,223)	$18,273	$(26,015)

Summary of Mortgage Banking Revenue:
Production revenue (1)	$28,182	$39,247	$37,531	$71,282	$70,886	$176,242	$307,794
Servicing income	10,766	10,454	9,830	9,636	9,829	40,686	31,886
MSR activity	14,250	6,064	3,432	32,493	6,097	56,239	12,483
Other	(60)	29	(209)	83	7	(157)	(6,150)
Total mortgage banking revenue	$53,138	$55,794	$50,584	$113,494	$86,819	$273,010	$346,013
(1)Production revenue represents revenue earned from the origination and subsequent sale of mortgages, including gains on loans sold and fees from originations, changes in other related financial instruments carried at fair value, processing and other related activities, and excludes servicing fees, changes in the fair value of servicing rights and changes to the mortgage recourse obligation and other non-production revenue.
(2)Certain volume adjusted for the estimated pull-through rate of the loan, which represents the Company’s best estimate of the likelihood that a committed loan will ultimately fund.

TABLE 17: NON-INTEREST EXPENSE

	Three Months Ended					Q4 2021 compared to Q3 2021		Q4 2021 compared to Q4 2020
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands)	2021	2021	2021	2021	2020	$ Change	% Change	$ Change	% Change
Salaries and employee benefits:
Salaries	$91,612	$88,161	$91,089	$91,053	$93,535	$3,451	4%	$(1,923)	(2)%
Commissions and incentive compensation	49,923	57,026	53,751	61,367	52,383	(7,103)	(12)	(2,460)	(5)
Benefits	25,596	25,725	27,977	28,389	25,198	(129)	(1)	398	2
Total salaries and employee benefits	167,131	170,912	172,817	180,809	171,116	(3,781)	(2)	(3,985)	(2)
Software and equipment	23,708	22,029	20,866	20,912	20,565	1,679	8	3,143	15
Operating lease equipment depreciation	10,147	10,013	9,949	10,771	9,938	134	1	209	2
Occupancy, net	18,343	18,158	17,687	19,996	19,687	185	1	(1,344)	(7)
Data processing	7,207	7,104	6,920	6,048	5,728	103	1	1,479	26
Advertising and marketing	13,981	13,443	11,305	8,546	9,850	538	4	4,131	42
Professional fees	7,551	7,052	7,304	7,587	6,530	499	7	1,021	16
Amortization of other acquisition-related intangible assets	1,811	1,877	2,039	2,007	2,634	(66)	(4)	(823)	(31)
FDIC insurance	7,317	6,750	6,405	6,558	7,016	567	8	301	4
OREO expense, net	(641)	(1,531)	769	(251)	(114)	890	(58)	(527)	NM
Other:
Commissions - 3rd party brokers	861	884	889	846	764	(23)	(3)	97	13
Postage	1,684	2,018	1,900	1,743	1,849	(334)	(17)	(165)	(9)
Miscellaneous	24,299	23,435	21,262	21,317	26,304	864	4	(2,005)	(8)
Total other	26,844	26,337	24,051	23,906	28,917	507	2	(2,073)	(7)
Total Non-Interest Expense	$283,399	$282,144	$280,112	$286,889	$281,867	$1,255	0%	$1,532	1%
NM - Not meaningful.

	Years Ended
	Dec 31,	Dec 31,	$	%
(Dollars in thousands)	2021	2020	Change	Change
Salaries and employee benefits:
Salaries	$361,915	$351,775	$10,140	3%
Commissions and incentive compensation	222,067	178,584	43,483	24
Benefits	107,687	95,717	11,970	13
Total salaries and employee benefits	691,669	626,076	65,593	10
Software and equipment	87,515	68,496	19,019	28
Operating lease equipment depreciation	40,880	37,915	2,965	8
Occupancy, net	74,184	69,957	4,227	6
Data processing	27,279	30,196	(2,917)	(10)
Advertising and marketing	47,275	36,296	10,979	30
Professional fees	29,494	27,426	2,068	8
Amortization of other acquisition-related intangible assets	7,734	11,018	(3,284)	(30)
FDIC insurance	27,030	25,004	2,026	8
OREO expense, net	(1,654)	(921)	(733)	(80)
Other:
Commissions - 3rd party brokers	3,480	3,114	366	12
Postage	7,345	6,918	427	6
Miscellaneous	90,313	98,600	(8,287)	(8)
Total other	101,138	108,632	(7,494)	(7)
Total Non-Interest Expense	$1,132,544	$1,040,095	$92,449	9%
NM - Not meaningful.

TABLE 18: SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES/RATIOS

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These include taxable-equivalent net interest income (including its individual components), taxable-equivalent net interest margin (including its individual components), the taxable-equivalent efficiency ratio, tangible common equity ratio, tangible book value per common share, return on average tangible common equity, and pre-tax income, excluding provision for credit losses. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the Company’s interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis using tax rates effective as of the end of the period. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a fully taxable-equivalent basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses), measures how much it costs to produce one dollar of revenue. Securities gains or losses are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity ratio and tangible book value per common share as useful measurements of the Company’s equity. The Company references the return on average tangible common equity as a measurement of profitability. Management considers pre-tax income, excluding provision for credit losses, as a useful measurement of the Company’s core net income.

	Three Months Ended					Years Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
(Dollars and shares in thousands)	2021	2021	2021	2021	2020	2021	2020
Reconciliation of Non-GAAP Net Interest Margin and Efficiency Ratio:
(A) Interest Income (GAAP)	$327,979	$322,457	$319,579	$305,469	$307,981	$1,275,484	$1,293,020
Taxable-equivalent adjustment:
- Loans	417	411	415	384	324	1,627	2,241
- Liquidity Management Assets	486	492	494	500	530	1,972	2,165
- Other Earning Assets	2	—	—	—	3	2	9
(B) Interest Income (non-GAAP)	$328,884	$323,360	$320,488	$306,353	$308,838	$1,279,085	$1,297,435
(C) Interest Expense (GAAP)	32,003	34,961	39,989	43,574	48,584	150,527	253,113
(D) Net Interest Income (GAAP) (A minus C)	$295,976	$287,496	$279,590	$261,895	$259,397	$1,124,957	$1,039,907
(E) Net Interest Income (non-GAAP) (B minus C)	$296,881	$288,399	$280,499	$262,779	$260,254	$1,128,558	$1,044,322
Net interest margin (GAAP)	2.54%	2.58%	2.62%	2.53%	2.53%	2.57%	2.72%
Net interest margin, fully taxable-equivalent (non-GAAP)	2.55	2.59	2.63	2.54	2.54	2.58	2.73
(F) Non-interest income	$133,767	$136,474	$129,373	$186,506	$158,361	$586,120	$604,189
(G) (Losses) gains on investment securities, net	(1,067)	(2,431)	1,285	1,154	1,214	(1,059)	(1,926)
(H) Non-interest expense	283,399	282,144	280,112	286,889	281,867	1,132,544	1,040,095
Efficiency ratio (H/(D+F-G))	65.78%	66.17%	68.71%	64.15%	67.67%	66.15%	63.19%
Efficiency ratio (non-GAAP) (H/(E+F-G))	65.64	66.03	68.56	64.02	67.53	66.01	63.02

Reconciliation of Non-GAAP Tangible Common Equity Ratio:
Total shareholders’ equity (GAAP)	$4,498,688	$4,410,317	$4,339,011	$4,252,511	$4,115,995
Less: Non-convertible preferred stock (GAAP)	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)
Less: Intangible assets (GAAP)	(683,456)	(675,910)	(678,333)	(680,052)	(681,747)
(I) Total tangible common shareholders’ equity (non-GAAP)	$3,402,732	$3,321,907	$3,248,178	$3,159,959	$3,021,748
(J) Total assets (GAAP)	$50,142,143	$47,832,271	$46,738,450	$45,682,202	$45,080,768
Less: Intangible assets (GAAP)	(683,456)	(675,910)	(678,333)	(680,052)	(681,747)
(K) Total tangible assets (non-GAAP)	$49,458,687	$47,156,361	$46,060,117	$45,002,150	$44,399,021
Common equity to assets ratio (GAAP) (L/J)	8.1%	8.4%	8.4%	8.4%	8.2%
Tangible common equity ratio (non-GAAP) (I/K)	6.9	7.0	7.1	7.0	6.8

	Three Months Ended					Years Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
(Dollars and shares in thousands)	2021	2021	2021	2021	2020	2021	2020
Reconciliation of Non-GAAP Tangible Book Value per Common Share:
Total shareholders’ equity	$4,498,688	$4,410,317	$4,339,011	$4,252,511	$4,115,995
Less: Preferred stock	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)
(L) Total common equity	$4,086,188	$3,997,817	$3,926,511	$3,840,011	$3,703,495
(M) Actual common shares outstanding	57,054	56,956	57,067	57,023	56,770
Book value per common share (L/M)	$71.62	$70.19	$68.81	$67.34	$65.24
Tangible book value per common share (non-GAAP) (I/M)	59.64	58.32	56.92	55.42	53.23

Reconciliation of Non-GAAP Return on Average Tangible Common Equity:
(N) Net income applicable to common shares	$91,766	$102,146	$98,118	$146,157	$94,213	$438,187	$271,613
Add: Intangible asset amortization	1,811	1,877	2,039	2,007	2,634	7,734	11,018
Less: Tax effect of intangible asset amortization	(505)	(509)	(553)	(522)	(656)	(2,080)	(2,732)
After-tax intangible asset amortization	$1,306	$1,368	$1,486	$1,485	$1,978	$5,654	$8,286
(O) Tangible net income applicable to common shares (non-GAAP)	$93,072	$103,514	$99,604	$147,642	$96,191	$443,841	$279,899
Total average shareholders’ equity	$4,433,953	$4,343,915	$4,256,778	$4,164,890	$4,050,286	$4,300,742	$3,926,688
Less: Average preferred stock	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)	(306,455)
(P) Total average common shareholders’ equity	$4,021,453	$3,931,415	$3,844,278	$3,752,390	$3,637,786	$3,888,242	$3,620,233
Less: Average intangible assets	(677,470)	(677,201)	(679,535)	(680,805)	(682,290)	(678,739)	(686,064)
(Q) Total average tangible common shareholders’ equity (non-GAAP)	$3,343,983	$3,254,214	$3,164,743	$3,071,585	$2,955,496	$3,209,503	$2,934,169
Return on average common equity, annualized (N/P)	9.05%	10.31%	10.24%	15.80%	10.30%	11.27%	7.50%
Return on average tangible common equity, annualized (non-GAAP) (O/Q)	11.04	12.62	12.62	19.49	12.95	13.83	9.54

Reconciliation of Non-GAAP Pre-Tax, Pre-Provision Income:
Income before taxes	$137,045	$149,742	$144,150	$206,859	$134,711	$637,796	$389,781
Add: Provision for credit losses	9,299	(7,916)	(15,299)	(45,347)	1,180	(59,263)	214,220
Pre-tax income, excluding provision for credit losses (non-GAAP)	$146,344	$141,826	$128,851	$161,512	$135,891	$578,533	$604,001

	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,
	2019	2018	2017	2016	2015	2014	2013	2012	2011
Reconciliation of Non-GAAP Tangible Book Value per Common Share:
Total shareholders’ equity	$3,691,250	$3,267,570	$2,976,939	$2,695,617	$2,352,274	$2,069,822	$1,900,589	$1,804,705	$1,543,533
Less: Non-convertible preferred stock (GAAP)	(125,000)	(125,000)	(125,000)	(251,257)	(251,287)	(126,467)	(126,477)	(176,406)	(49,768)
(R) Less: Intangible assets (GAAP)	(692,277)	(622,565)	(519,505)	(520,438)	(495,970)	(424,445)	(393,760)	(366,348)	(327,538)
(I) Total tangible common shareholders’ equity (non-GAAP)	$2,873,973	$2,520,005	$2,332,434	$1,923,922	$1,605,017	$1,518,910	$1,380,352	$1,261,951	$1,166,227
Actual common shares outstanding	57,822	56,408	55,965	51,881	48,383	46,805	46,117	36,858	35,978
Add: TEU conversion shares	—	—	—	—	—	—	—	6,241	7,666
(M) Common shares used for book value calculation	57,822	56,408	55,965	51,881	48,383	46,805	46,117	43,099	43,644
Book value per common share ((I-R)/M)	$61.68	$55.71	$50.96	$47.12	$43.42	$41.52	$38.47	$37.78	$34.23
Tangible book value per common share (non-GAAP) (I/M)	49.70	44.67	41.68	37.08	33.17	32.45	29.93	29.28	26.72

WINTRUST SUBSIDIARIES AND LOCATIONS

Wintrust is a financial holding company whose common stock is traded on the Nasdaq Global Select Market (Nasdaq: WTFC). Its 15 community bank subsidiaries are: Lake Forest Bank & Trust Company, N.A., Hinsdale Bank & Trust Company, N.A., Wintrust Bank, N.A., in Chicago, Libertyville Bank & Trust Company, N.A., Barrington Bank & Trust Company, N.A., Crystal Lake Bank & Trust Company, N.A., Northbrook Bank & Trust Company, N.A., Schaumburg Bank & Trust Company, N.A., Village Bank & Trust, N.A., in Arlington Heights, Beverly Bank & Trust Company, N.A. in Chicago, Wheaton Bank & Trust Company, N.A., State Bank of The Lakes, N.A., in Antioch, Old Plank Trail Community Bank, N.A. in New Lenox, St. Charles Bank & Trust Company, N.A. and Town Bank, N.A., in Hartland, Wisconsin.

In addition to the locations noted above, the banks also operate facilities in Illinois in Addison, Algonquin, Aurora, Bloomingdale, Bolingbrook, Buffalo Grove, Burbank, Cary, Clarendon Hills, Crete, Countryside, Darien, Deerfield, Des Plaines, Downers Grove, Elgin, Elk Grove Village, Elmhurst, Evanston, Evergreen Park, Frankfort, Geneva, Glen Ellyn, Glencoe, Glenview, Gurnee, Grayslake, Hanover Park, Highland Park, Highwood, Hoffman Estates, Homer Glen, Itasca, Joliet, Lake Bluff, Lake Villa, Lansing, Lemont, Lindenhurst, Lynwood, Markham, Maywood, McHenry, Mokena, Mount Prospect, Mundelein, Naperville, Northfield, Norridge, Oak Lawn, Oak Park, Orland Park, Palatine, Park Ridge, Prospect Heights, Riverside, Rolling Meadows, Round Lake Beach, Shorewood, Skokie, South Holland, Spring Grove, Steger, Stone Park, Vernon Hills, Wauconda, Waukegan, Western Springs, Willowbrook, Wilmette, Winnetka and Wood Dale, and in Wisconsin in Burlington, Clinton, Delafield, Delavan, Elm Grove, Genoa City, Kenosha, Lake Geneva, Madison, Menomonee Falls, Milwaukee, Pewaukee, Racine, Wales, Walworth, Whitefish Bay and Wind Lake, and in Dyer, Indiana and in Naples, Florida.

Additionally, the Company operates various non-bank business units:
•FIRST Insurance Funding and Wintrust Life Finance, each a division of Lake Forest Bank & Trust Company, N.A., serve commercial and life insurance loan customers, respectively, throughout the United States.
•First Insurance Funding of Canada serves commercial insurance loan customers throughout Canada.
•Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States.
•Wintrust Mortgage, a division of Barrington Bank & Trust Company, N.A., engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States. Loans are also originated nationwide through relationships with wholesale and correspondent offices.
•Wintrust Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients and correspondent banks located primarily in the Midwest.
•Great Lakes Advisors LLC provides money management services and advisory services to individual accounts.
•The Chicago Trust Company, N.A., a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location.
•Wintrust Asset Finance offers direct leasing opportunities.
•CDEC provides Qualified Intermediary services (as defined by U.S. Treasury regulations) for taxpayers seeking to structure tax-deferred like-kind exchanges under Internal Revenue Code Section 1031.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, such as the impacts of the COVID-19 pandemic (including the emergence of variant strains), and which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2020 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•the severity, magnitude and duration of the COVID-19 pandemic, including the emergence of variant strains, and the direct and indirect impact of such pandemic, as well as responses to the pandemic by the government, businesses and consumers, on our operations and personnel, commercial activity and demand across our business and our customers’ businesses;
•the disruption of global, national, state and local economies associated with the COVID-19 pandemic, which could affect the Company’s liquidity and capital positions, impair the ability of our borrowers to repay outstanding loans, impair collateral values and further increase our allowance for credit losses;
•the impact of the COVID-19 pandemic on our financial results, including possible lost revenue and increased expenses (including the cost of capital), as well as possible goodwill impairment charges;
•economic conditions that affect the economy, housing prices, the job market and other factors that may adversely affect the Company’s liquidity and the performance of its loan portfolios, particularly in the markets in which it operates;
•negative effects suffered by us or our customers resulting from changes in U.S. trade policies;
•the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses;
•estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period;
•the financial success and economic viability of the borrowers of our commercial loans;
•commercial real estate market conditions in the Chicago metropolitan area and southern Wisconsin;
•the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for credit losses;
•inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio;
•changes in the level and volatility of interest rates, the capital markets and other market indices (including developments and volatility arising from or related to the COVID-19 pandemic) that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities;
•the interest rate environment, including a prolonged period of low interest rates or rising interest rates, either broadly or for some types of instruments, which may affect the Company’s net interest income and net interest margin, and which could materially adversely affect the Company’s profitability;
•competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services), which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products;
•failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of the Company’s recent or future acquisitions;
•unexpected difficulties and losses related to FDIC-assisted acquisitions;
•harm to the Company’s reputation;
•any negative perception of the Company’s financial strength;
•ability of the Company to raise additional capital on acceptable terms when needed;
•disruption in capital markets, which may lower fair values for the Company’s investment portfolio;
•ability of the Company to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith;
•failure or breaches of our security systems or infrastructure, or those of third parties;
•security breaches, including denial of service attacks, hacking, social engineering attacks, malware intrusion or data corruption attempts and identity theft;
•adverse effects on our information technology systems resulting from failures, human error or cyberattacks (including ransomware);
•adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;
•increased costs as a result of protecting our customers from the impact of stolen debit card information;
•accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions;
•ability of the Company to attract and retain senior management experienced in the banking and financial services industries;
•environmental liability risk associated with lending activities;
•the impact of any claims or legal actions to which the Company is subject, including any effect on our reputation;
•losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith;
•the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;
•the soundness of other financial institutions;
•the expenses and delayed returns inherent in opening new branches and de novo banks;
•liabilities, potential customer loss or reputational harm related to closings of existing branches;
•examinations and challenges by tax authorities, and any unanticipated impact of the Tax Act;
•changes in accounting standards, rules and interpretations, and the impact on the Company’s financial statements;
•the ability of the Company to receive dividends from its subsidiaries;
•uncertainty about the discontinued use of LIBOR and transition to an alternative rate;
•a decrease in the Company’s capital ratios, including as a result of declines in the value of its loan portfolios, or otherwise;
•legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies, including those changes that are in response to the COVID-19 pandemic, including without limitation the Coronavirus Aid, Relief, and Economic Security Act, the Economic Aid to Hard-Hit Small Businesses, Nonprofits and Venues Act, and the rules and regulations that may be promulgated thereunder;
•a lowering of our credit rating;
•changes in U.S. monetary policy and changes to the Federal Reserve’s balance sheet, including changes in response to the COVID-19 pandemic, persistent inflation or otherwise;
•regulatory restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business;
•increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the regulatory environment;
•the impact of heightened capital requirements;
•increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC;
•delinquencies or fraud with respect to the Company’s premium finance business;
•credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans;
•the Company’s ability to comply with covenants under its credit facility;
•fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation; and
•widespread outages of operational, communication, or other systems, whether internal or provided by third parties, natural or other disasters (including acts of terrorism and pandemics), and the effects of climate change could have an adverse effect on the Company’s financial condition and results of operations, lead to material disruption of the Company’s operations or the ability or willingness of clients to access the Company’s products and services.

Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events after the date of the press release. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases.

CONFERENCE CALL, WEBCAST AND REPLAY

The Company will hold a conference call on Thursday, January 20, 2022 at 11:00 a.m. (Central Time) regarding fourth quarter and full year 2021 results. Individuals interested in listening should call (877) 363-5049 and enter Conference ID #2759911. A simultaneous audio-only webcast and replay of the conference call as well as an accompanying slide presentation may be accessed via the Company’s website at https://www.wintrust.com, Investor Relations, Investor News and Events, Presentations & Conference Calls. The text of the fourth quarter and full year 2021 earnings press release will be available on the home page of the Company’s website at https://www.wintrust.com and at the Investor Relations, Investor News and Events, Press Releases link on its website.